                                                                   EXHIBIT 10.26




                           REVOLVING CREDIT AGREEMENT

                                     AMONG

                           UNITED DENTAL CARE, INC.,
                                  AS BORROWER

                          NATIONSBANK OF TEXAS, N.A.,
                                    AS AGENT

                                      AND

                           THE LENDERS NAMED HEREIN,
                                   AS LENDERS

                                  $35,000,000

                                     AS OF
                               NOVEMBER 14, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1     DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.1    Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.2    Accounting Principles   . . . . . . . . . . . . . . . . . . . . 14
       1.3    Rules of Construction   . . . . . . . . . . . . . . . . . . . . 14
       1.4    Covenant Computations   . . . . . . . . . . . . . . . . . . . . 14

SECTION 2     THE REVOLVING CREDIT FACILITY   . . . . . . . . . . . . . . . . 14
       2.1    Commitment to Lend  . . . . . . . . . . . . . . . . . . . . . . 14
       2.2    LC Subfacility  . . . . . . . . . . . . . . . . . . . . . . . . 15
       2.3    Method of Borrowing   . . . . . . . . . . . . . . . . . . . . . 18
       2.4    Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       2.5    Interest Rate   . . . . . . . . . . . . . . . . . . . . . . . . 20
       2.6    Special Provisions for Eurodollar Advances  . . . . . . . . . . 21
       2.7    Payments of the Note  . . . . . . . . . . . . . . . . . . . . . 23
       2.8    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
       2.9    Termination of Commitment   . . . . . . . . . . . . . . . . . . 25
       2.10   Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . 25
       2.11   Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 3     COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . 26
       3.1    Liens and Security Interests  . . . . . . . . . . . . . . . . . 26

SECTION 4     CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . 26
       4.1    Initial Advance   . . . . . . . . . . . . . . . . . . . . . . . 26
       4.2    All Advances  . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 5     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . 28
       5.1    Organization and Good Standing  . . . . . . . . . . . . . . . . 28
       5.2    Authorization and Power   . . . . . . . . . . . . . . . . . . . 28
       5.3    No Conflicts or Consents  . . . . . . . . . . . . . . . . . . . 28
       5.4    Enforceable Obligations   . . . . . . . . . . . . . . . . . . . 29
       5.5    No Liens.   . . . . . . . . . . . . . . . . . . . . . . . . . . 29
       5.6    Financial Condition   . . . . . . . . . . . . . . . . . . . . . 29
       5.7    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . 29
       5.8    Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . 29
       5.9    No Potential Default  . . . . . . . . . . . . . . . . . . . . . 29
       5.10   Material Agreements   . . . . . . . . . . . . . . . . . . . . . 29
       5.11   No Litigation   . . . . . . . . . . . . . . . . . . . . . . . . 29
       5.12   Use of Proceeds; Margin Stock   . . . . . . . . . . . . . . . . 29
       5.13   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
       5.14   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . 30
       5.15   Chief Executive Office, Etc.  . . . . . . . . . . . . . . . . . 30
       5.16   Compliance with Law; Governmental Authorizations  . . . . . . . 30
       5.17   Casualties  . . . . . . . . . . . . . . . . . . . . . . . . . . 31
       5.18   Sufficiency of Capital  . . . . . . . . . . . . . . . . . . . . 31
       5.19   ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31




REVOLVING CREDIT AGREEMENT             i

       5.20   Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . . 31
       5.21   Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . 31
       5.22   Acquisition   . . . . . . . . . . . . . . . . . . . . . . . . . 31
       5.23   Investment Company Act  . . . . . . . . . . . . . . . . . . . . 31
       5.24   Public Utility Holding Company Act  . . . . . . . . . . . . . . 31
       5.25   Representations and Warranties  . . . . . . . . . . . . . . . . 31
       5.26   Survival of Representations and Warranties  . . . . . . . . . . 32

SECTION 6     AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . 32
       6.1    Financial Statements, Reports, and Documents  . . . . . . . . . 32
       6.2    Payment of Taxes and Other Indebtedness   . . . . . . . . . . . 33
       6.3    Maintenance of Existence and Rights; Conduct of Business  . . . 33
       6.4    Notice of Default   . . . . . . . . . . . . . . . . . . . . . . 33
       6.5    Other Notices   . . . . . . . . . . . . . . . . . . . . . . . . 33
       6.6    Operations and Properties   . . . . . . . . . . . . . . . . . . 33
       6.7    Books and Records; Access   . . . . . . . . . . . . . . . . . . 33
       6.8    Compliance with Law   . . . . . . . . . . . . . . . . . . . . . 34
       6.9    Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
       6.10   Authorizations and Approvals  . . . . . . . . . . . . . . . . . 34
       6.11   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . 34
       6.12   Indemnification   . . . . . . . . . . . . . . . . . . . . . . . 34
       6.13   Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
       6.14   Information Relating to Proposed Acquisitions   . . . . . . . . 35
       6.15   After-Acquired Subsidiaries   . . . . . . . . . . . . . . . . . 35
       6.16   ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 7     NEGATIVE  COVENANTS   . . . . . . . . . . . . . . . . . . . . . 35
       7.1    Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . 36
       7.2    Negative Pledge   . . . . . . . . . . . . . . . . . . . . . . . 36
       7.3    Negative Pledge Agreements  . . . . . . . . . . . . . . . . . . 36
       7.4    Restrictions on Distributions   . . . . . . . . . . . . . . . . 36
       7.5    Limitation on Investments   . . . . . . . . . . . . . . . . . . 36
       7.6    Certain Transactions  . . . . . . . . . . . . . . . . . . . . . 36
       7.7    Issuance of Shares  . . . . . . . . . . . . . . . . . . . . . . 36
       7.8    Limitation on Sale of Properties  . . . . . . . . . . . . . . . 37
       7.9    Liquidation, Mergers, Consolidations and Dispositions of
              Substantial Assets  . . . . . . . . . . . . . . . . . . . . . . 37
       7.10   Lines of Business   . . . . . . . . . . . . . . . . . . . . . . 37
       7.11   Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . 37
       7.12   Leases; Sale and Leaseback  . . . . . . . . . . . . . . . . . . 37
       7.13   Prepayment of Indebtedness  . . . . . . . . . . . . . . . . . . 37
       7.14   Minimum Net Worth   . . . . . . . . . . . . . . . . . . . . . . 37
       7.15   Fixed Charge Coverage   . . . . . . . . . . . . . . . . . . . . 37
       7.16   Funded Debt to EBITDA   . . . . . . . . . . . . . . . . . . . . 38
       7.17   Funded Debt to Total Capitalization   . . . . . . . . . . . . . 38
       7.18   Liquidity Coverage Ratio  . . . . . . . . . . . . . . . . . . . 38
       7.19   Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . 38

SECTION 8     EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . 38
       8.1    Events of Default   . . . . . . . . . . . . . . . . . . . . . . 38
       8.2    Remedies Upon Event of Default  . . . . . . . . . . . . . . . . 39





REVOLVING CREDIT AGREEMENT             ii

SECTION 9     THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . 40
       9.1    The Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . 40
       9.2    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
       9.3    Proportionate Absorption of Losses  . . . . . . . . . . . . . . 42
       9.4    Delegation of Duties; Reliance  . . . . . . . . . . . . . . . . 42
       9.5    Limitation of Agent's Liability   . . . . . . . . . . . . . . . 42
       9.6    Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
       9.7    Collateral Matters  . . . . . . . . . . . . . . . . . . . . . . 43
       9.8    Limitation of Liability   . . . . . . . . . . . . . . . . . . . 44
       9.9    Relationship of Lenders   . . . . . . . . . . . . . . . . . . . 44
       9.10   Benefits of Agreement   . . . . . . . . . . . . . . . . . . . . 44

SECTION 10    MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . 44
       10.1   Accounting Reports  . . . . . . . . . . . . . . . . . . . . . . 44
       10.2   Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
       10.3   Payment of Expenses   . . . . . . . . . . . . . . . . . . . . . 45
       10.4   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
       10.5   Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . 45
       10.6   Choice of Forum; Consent to Service of Process and
              Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . 45
       10.7   Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . 46
       10.8   Maximum Interest Rate   . . . . . . . . . . . . . . . . . . . . 46
       10.9   Nonliability of Lenders   . . . . . . . . . . . . . . . . . . . 46
       10.10  Article 15.10(b)  . . . . . . . . . . . . . . . . . . . . . . . 46
       10.11  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . 46
       10.12  Entirety  . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
       10.13  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       10.14  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       10.15  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . 49
       10.16  No Third Party Beneficiary  . . . . . . . . . . . . . . . . . . 49
       10.17  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . 49
       10.18  Multiple Counterparts   . . . . . . . . . . . . . . . . . . . . 49
       10.19  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . 49
       10.20  Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . 50





REVOLVING CREDIT AGREEMENT             iii

                           REVOLVING CREDIT AGREEMENT

       THIS REVOLVING CREDIT AGREEMENT (this "AGREEMENT"), dated as of November 14, 1996, is made among UNITED DENTAL CARE, INC., a Delaware corporation ("BORROWER"), each of the Persons listed on the signature pages hereof (herein collectively called, together with each Person that becomes a Lender pursuant to SECTION 10.11, the "LENDERS," and individually a "LENDER"), and NATIONSBANK OF TEXAS, N.A., a national banking association, as agent for Lenders to the extent and in the manner provided in SECTION 9 (herein called, together with any successors and assigns, "AGENT").

                                R E C I T A L S

       1. Borrower has requested that Lenders provide to Borrower a revolving credit facility of up to $35,000,000.00 (a) to support Borrower's and its Subsidiaries' capital expenditures and working capital needs (but not to exceed $5,000,000.00 in the aggregate at any one time outstanding), (b) to finance Permitted Acquisitions (defined below), and (c) for the issuance of letters of credit required in connection with such working capital needs (subject to the limitations described in (a) above), the OraCare Acquisition (defined below), or Permitted Acquisitions.

       2. Lenders are willing to provide such a facility to Borrower, upon the terms, and subject to the conditions, hereinafter set forth.

       NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1     DEFINITIONS.

       1.1 DEFINITIONS. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report, or other Loan Document made or delivered pursuant to this Agreement, the following terms have the respective meanings assigned to them in this SECTION 1, or in the section or recital referred to below:

       "ACQUISITION" means any transaction, or series of related transactions, consummated on or after the date hereof, by which any Company directly or indirectly (a) acquires all or substantially all of the assets of any Person, whether through purchase of assets, merger, or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities (or other similar ownership interests) of any Person, or (c) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the general partnership interests of any Person.

       "ADJUSTED EURODOLLAR RATE" means, with respect to any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the quotient of (a) the Eurodollar Rate with respect to such Interest Period, divided by (b) the remainder of 1.00 minus the Eurodollar Reserve Requirement in effect on such date.

       "ADVANCE" means (a) each disbursement by Lenders of a sum or sums lent to Borrower pursuant to this Agreement, (b) each conversion of an Advance to another Type or Advance, (c) each rollover of a Eurodollar Advance to a successive Interest Period, and (d) each payment of a draw under a LC.





REVOLVING CREDIT AGREEMENT            2

       "AFFILIATE" of any Person means any other Person (a) directly or indirectly, controlling, controlled by, or under common control with, such Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person, or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question; provided, however, in no event shall Agent or any Lender be deemed an Affiliate of any Company.

       "AGENT" has the meaning set forth in the first paragraph of this Agreement.

       "AGENT'S LENDING OFFICE" means Agent's lending office located at 901 Main Street, Dallas, Texas 75202, or such other address as Agent may hereafter designate in writing as Agent's Lending Office by notice to Borrower and Lenders.

       "AGREEMENT" means this Revolving Credit Agreement, including the schedules and exhibits hereto, as the same may be renewed, extended, or modified from time-to-time.

       "APPLICABLE LENDING OFFICE" means for each Lender and each Type of Advance, the lending office of such Lender (or of an Affiliate of such Lender) designated for such Type of Advance below its name on the signature pages hereof or an Assignment and Acceptance, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time-to-time specify to Borrower and Agent as the office by which its Advances of such Type are to be made and maintained.

       "APPLICABLE MARGIN" means (a) the interest margin over the Base Rate or the Adjusted Eurodollar Rate, as the case may be, and (b) the applicable letter of credit fee payable pursuant to SECTION 2.8(c), in each case based upon the Funded Debt to EBITDA Ratio as of and for the most recent four (4) quarter period ending on or before the date of determination, the margin set forth opposite such ratio below:

================================================================================
                               APPLICABLE      APPLICABLE       APPLICABLE
                                 MARGIN          MARGIN         MARGIN FOR
             FUNDED DEBT        BASE RATE      EURODOLLAR    LETTER OF CREDIT
   LEVEL      TO EBITDA         ADVANCES        ADVANCES           FEES
                RATIO
================================================================================
     I      Less than 1.0          0%            1.25%             0.55%
            to 1.0
--------------------------------------------------------------------------------
     II     Less than 1.5          0%             1.5%             0.65%
            to 1.0 but
            greater than
            or equal to
            1.0 to 1.0
--------------------------------------------------------------------------------
    III     Less than 2.0          0%            1.75%             0.75%
            to 1.0 but
            greater than
            or equal to
            1.5 to 1.0
--------------------------------------------------------------------------------
     IV     Greater than        0.25%            1.85%             0.85%
            or equal to
            2.0 to 1.0
================================================================================





REVOLVING CREDIT AGREEMENT              2

The Funded Debt to EBITDA Ratio shall be determined from the then-most current of either (a) the quarterly or annual financial statements and related compliance certificate delivered pursuant to SECTION 6.1, or (b) the most recent Notice of Borrowing or Notice of LC for a Permitted Acquisition, calculating any adjustments to such ratio necessitated as a result of the Permitted Acquisition for which such Advance or Issuance was made. The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth (5th) Business Day after delivery of such financial statements (and related compliance certificate) or the respective date of Advance or Insurance for a Permitted Acquisition, as the case may be. If Borrower fails at any time to furnish to Agent and Lenders the financial statements and related compliance certificate as required to be delivered pursuant to SECTION 6.1, then the maximum Applicable Margin shall apply until such time as such financial statements and compliance certificates are so delivered.

       "ASSIGNEE" has the meaning set forth in SECTION 10.11(b).

       "ASSIGNING LENDER" has the meaning set forth in SECTION 10.11(b).

       "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by an Assigning Bank and its Assignee and accepted by Agent pursuant to
SECTION 10.11, in substantially the form of EXHIBIT A.

       "ASSUMED DEBT SERVICE" means, as of any date, (a) the sum of all Funded Debt of the Companies as of such date divided by (b) five (5).

       "BASE RATE" means, at any time, the greater of (a) the variable rate of interest established from time-to-time by Agent as its "base rate" and set by Agent as a general reference rate of interest charged by Agent, and (b) the Federal Funds Rate plus one-half of one percent (.5%). Borrower acknowledges that Agent may, from time-to-time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, such general reference rate. Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

       "BASE RATE ADVANCE" means any Advance hereunder with respect to which the interest rate is calculated by reference to the Base Rate.

       "BORROWER" has the meaning set forth in the first paragraph of this Agreement.

       "BUSINESS DAY" means (a) any day on which Agent is open for regular business, and (b) with respect to all borrowings, payments, conversions, continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "CAPITAL EXPENDITURE" means any expenditure by a Person for an asset which will be used in years subsequent to the year in which the expenditure is made or which is properly classifiable in relevant financial statements of such Person as a capital asset.

       "CAPITAL LEASE OBLIGATIONS" means, as to any Person as of any date, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, as determined in accordance with GAAP.





REVOLVING CREDIT AGREEMENT              3

       "CHANGE IN CONTROL" means either: (a) any Person or group of related Persons shall have acquired beneficial ownership of more than thirty-five percent (35%) of the outstanding voting shares of Borrower (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); (b) during any period of twelve (12) consecutive calendar months, individuals who were Directors of Borrower on the first day of such period shall cease to constitute a majority of the Board of Directors of Borrower; or (c) any Person other than Borrower shall have acquired beneficial ownership of more than five percent (5%) of the outstanding voting securities (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of any Company (other than of Borrower).

       "CODE" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

       "COLLATERAL" has the meaning set forth in SECTION 3.1.

       "COLLATERAL DOCUMENTS" means all security agreements, pledge agreements, and other agreements or documents executed or delivered to secure repayment of the Obligation, or any part thereof.

       "COMMITMENT" means, as to each Lender as of any date, the obligation of such Lender on such date to make Advances hereunder in an aggregate principal amount at any time outstanding up to but not exceeding the amount set forth below its name on the signature pages hereof (or in an Assignment and Acceptance) as its Commitment, as the same may be reduced pursuant to SECTION 2.1(b), SECTION 2.1(c), or SECTION 8.2 and as the same may be increased or decreased from time-to-time by further assignment pursuant to SECTION 10.11.

       "COMMITMENTS" means the Commitments of all Lenders in the original aggregate principal amount of $35,000,000.00.

       "COMMITMENT USAGE" means, at the time of any determination thereof, the sum of (without duplication) (a) the aggregate Principal Debt, plus (b) the LC Exposure.

       "COMPANIES" means Borrower and its Subsidiaries, and "COMPANY" means any one of the Companies.

       "CONSOLIDATED ADJUSTED NET INCOME" means, for any Person for any period, the amount which, in conformity with GAAP, would be shown on a consolidated income statement of such Person as net income for such period, after deduction of any minority interests, but excluding extraordinary gains or losses due to
(a) sales or write-up of assets, (b) earnings of any Person newly acquired, if earned prior to acquisition, or (c) acquisition of any securities of such Person.

       "CONTRACT RATE" means (a) with respect to a Base Rate Advance, the Base Rate plus the Applicable Margin, and (b) with respect to a Eurodollar Advance, the Adjusted Eurodollar Rate plus the Applicable Margin.

       "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, from time-to-time in effect, affecting the rights of creditors generally.

       "DEFAULTING LENDER" means any Lender that, at the time of determination thereof, is in default with respect to any of its obligations under this Agreement or the other Loan Documents.





REVOLVING CREDIT AGREEMENT              4

       "DEFAULT RATE" means a per annum rate of interest equal from day-to-day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin plus four percent (4%), and (b) the Maximum Rate.

       "DISTRIBUTION" means, with respect to any shares of any capital stock or other equity securities or other ownership interests issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value of such securities or interests by such Person, (b) the declaration or payment of any dividends on or with respect to such securities or interests by such Person, and (c) any other payment by that Person with respect to such securities or interests.

       "DOLLARS" and "$" mean lawful money of the United States of America.

       "EBITDA" means, for any Person for any period, the sum of (a) Consolidated Adjusted Net Income, plus (b) depreciation and amortization expense, plus (c) Interest Expense, plus (d) income taxes deducted from Consolidated Adjusted Net Income in accordance with GAAP, plus (e) extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of such Person not included in extraordinary losses) determined in accordance with GAAP that have been reflected in the determination of Consolidated Adjusted Net Income, minus (f) extraordinary gains (and any unusual gains arising in or outside the ordinary course of business of such Person not included in extraordinary gains) determined in accordance with GAAP that have been reflected in the determination of Consolidated Adjusted Net Income.

       "ELIGIBLE ASSIGNEE" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) approved by Agent and Issuing Bank, so long as no Potential Default or Event of Default has occurred and is continuing, Borrower, such approvals not to be unreasonably withheld.

       "ELIGIBLE MUTUAL FUNDS" means mutual funds that are (a) regularly traded on a nationally-recognized United States public exchange on which securities, debt instruments, and/or mutual funds are regularly traded, and (b) not subject to any federal or state securities laws or other Legal Requirements which restrict or limit their sale or transfer.

       "ENVIRONMENTAL LAWS" means any Legal Requirement pertaining to air, emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, industrial hygiene, or other environmental, health, or safety matters or conditions on, under, or about real property, or any portion thereof, and similar Legal Requirements of any Governmental Authority having jurisdiction over real property, as such laws may be amended or supplemented from time-to-time, and regulations promulgated and rulings issued pursuant to such Legal Requirements.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

       "ERISA AFFILIATE" means any corporation, trade, or business (whether or not incorporated) which is a member of a group of which Borrower is a member, and which is under common control with Borrower, within the meaning of Section 414 of the Code.

       "EURODOLLAR ADVANCE" means any Advance hereunder with respect to which the interest rate is calculated by reference to the Adjusted Eurodollar Rate for a particular Interest Period.

       "EURODOLLAR RATE" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) equal to the rate appearing on





REVOLVING CREDIT AGREEMENT              5
the Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason the Telerate Page 3750 rate is not available, then the "Eurodollar Rate" shall be the rate appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of the such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates. If neither of the Telerate Page 3750 or Reuters Screen LIBO Page rates are available, then the "Eurodollar Rate" shall be determined on the basis of the rates at which deposits in United States dollars are offered by Agent at approximately 11:00 a.m. (London time) on the day that is two (2) Business Days preceding the first (1st) day of the relevant Interest Period to prime banks in the London interbank market for a period equal to such Interest Period commencing on the first (1st) day of such Interest Period and in an amount comparable to the principal amount of the Eurodollar Advance to be made by Agent for which such Interest Period relates.

       "EURODOLLAR RESERVE REQUIREMENT" means, for any Lender on any day, that percentage (expressed as a decimal fraction) that is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body), applied for determining the reserve requirements of such Lender (including, without limitation, basic, supplemental, marginal, and emergency reserves) under Regulation D, with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by any Lender of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

       "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.1.

       "EXISTING LC AGREEMENTS" means that certain Amended and Restated Application and Agreement for Standby Letter of Credit dated as of September 16, 1994, relating to the issuance of a letter of credit for the benefit of Omega Marine Development, Inc. and that certain Amended and Restated Application and Agreement for Standby Letter of Credit dated September 16, 1994, relating to the issuance of a letter of credit for the benefit of The Adaven Group Limited Partnership.

       "FEDERAL FUNDS RATE" means, on any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Agent (which determination is conclusive and binding, absent manifest error) to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (a) if such determination date is not a Business Day, the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day, or (b) if those rates are not published for any Business Day, the Federal Funds Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Agent from three (3) federal funds brokers of recognized standing selected by Agent in its sole discretion.

       "FUNDED DEBT" means (without duplication) Indebtedness of the type described in SUBSECTIONS (a), (b), (c), (d), (e), (f) and (g) in the definition of "Indebtedness."

       "FUNDED DEBT TO EBITDA" means, as of any date, the ratio of (a) the aggregate amount of Funded Debt of the Companies (without deduction for any minority interests), as of such date, to (b) EBITDA of the Companies, for the four (4) fiscal quarter period ending on the date of determination.





REVOLVING CREDIT AGREEMENT              6

       "FUNDING LOSS" has the meaning set forth in SECTION 2.6(e).

       "GAAP" means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the American Institute of Certified Public Accountants, acting through its Accounting Principles Board and the Financial Accounting Standards Board, and/or their respective successors, and which are applicable as of the date of this Agreement, except for changes approved by Agent or otherwise permitted under the Loan Documents.

       "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

       "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

       "GUARANTY" of any Person means any contract or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including agreements to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof; except that "Guaranty" shall not include endorsements, in the ordinary course of business, of negotiable instruments or documents for deposit or collection.
The term "GUARANTEE" used as a verb has a corresponding meaning.

       "HAZARDOUS MATERIAL" means any hazardous, toxic, or dangerous waste, substance, or material defined as such in, or for the purpose, of any Environmental Law.

       "INDEBTEDNESS" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past-due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all indebtedness or other obligations of others of the types described in this definition, if Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit (whether drawn or undrawn), bankers' acceptances, surety, or other bonds and similar instruments; (h) all obligations under any Interest Hedge Agreements; and (i) all liabilities of such Person in respect of unfunded vested benefits under any Plan; provided, however, that the term Indebtedness shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

       "INDEMNITY POLICIES" means insurance contracts, policies, or other agreements providing for reimbursement of expenses or provision of services upon the occurrence of an insured event.

       "INTEREST EXPENSE" means, for any Person for any period, total interest expense, whether paid or accrued, but without duplication (including the interest component of Capital Lease Obligations), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit, all as determined in conformity with GAAP.

       "INTEREST HEDGE AGREEMENTS" means any and all agreements, devices, or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates, or forward





REVOLVING CREDIT AGREEMENT              7
rates applicable to such party's assets, liabilities, or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap, or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time-to-time, and any and all cancellations, buy backs, reversals, terminations, or assignments of the foregoing.

       "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period commencing:

       (a)    on the borrowing date of such Eurodollar Advance; or

       (b) on the conversion date pertaining to such Eurodollar Advance, if made pursuant to a conversion as described in SECTION 2.3(c); or

       (c) on the last day of the preceding Interest Period, in the case of a rollover to a successive Interest Period;

and ending one (1), three (3) or six (6) months thereafter, as Borrower shall elect in accordance with SECTION 2.3(c); provided that:

       (i) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

       (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Clause (i) above, end on the last Business Day of a calendar month; and

       (iii) if the Interest Period for any Eurodollar Advance would otherwise end after the final maturity date of the Loan, then such Interest Period shall end on the final maturity date of the Loan.

       "INVESTMENT" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

       "ISSUANCE" means each issuance of an LC pursuant to this Agreement and/or an LC Agreement.

       "ISSUING BANK" means NationsBank of Texas, N.A., and its successors and permitted assigns.

       "LC" means a standby letter of credit issued by Agent under this Agreement and/or pursuant to an LC Agreement.

       "LC AGREEMENT" means a standby letter of credit application and agreement (in form and substance satisfactory to Agent) submitted by Borrower to Agent for an LC for its own account (and for its benefit or the benefit of any other Company); provided that this Agreement shall control any conflict between this Agreement and any such LC Agreement.

       "LC EXPOSURE" means, without duplication, the sum of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings or drafts under any LC.





REVOLVING CREDIT AGREEMENT              8

       "LC SUBFACILITY" means a subfacility of the Loan for the issuance of LCs (the LC Exposure in connection with which may never exceed $32,000,000.00), as described in and subject to the limitations of SECTION 2.2.

       "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date hereof.

       "LENDER" and "LENDERS" has the meanings set forth in the first paragraph of this Agreement.

       "LIEN" means any lien, mortgage, security interest, tax lien, pledge, negative pledge, encumbrance, conditional sale, or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement, or under any statute, law, or otherwise.

       "LIQUID ASSETS" means, for any Person as of any date, the sum of (a) cash, plus (b) Temporary Cash Investments, as of such date.

       "LOAN" means the revolving credit loan made, or to be made hereunder, to Borrower by Lenders pursuant to SECTION 2.1, and the letter of credit subfacility made, or to be made hereunder, to Borrower by Agent and Lenders pursuant to SECTION 2.2.

       "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, any fee letters described herein, any Interest Hedge Agreements with any Lender, and any agreements, documents (and with respect to this Agreement, and such other agreements and documents, any renewals, extensions, amendments, or supplements thereto), or certificates at any time executed or delivered pursuant to the terms of this Agreement.

       "MATERIAL ADVERSE EFFECT" means any material adverse change in, or effect upon, (a) the validity, performance, or enforceability of any Loan Document, (b) the financial condition or business operations of Borrower or the Companies, taken as a whole, or (c) the ability of Borrower or any Company to fulfill its obligations under the Loan Documents.

       "MAXIMUM RATE" means the highest nonusurious rate of interest (if any) permitted from day-to-day by applicable law. Agent and Lenders hereby notify and disclose to Borrower that, for purposes of Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as it may from time-to-time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time-to-time in effect, as limited by article 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Agent and Lenders reserve the right to change the "applicable rate ceiling" from time-to-time by further notice and disclosure to Borrower.

       "MOODY'S" means Moody's Investors Service, Inc., or, if Moody's no longer publishes ratings, such other ratings agency acceptable to the Required Lenders.

       "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate of Borrower and which is covered by Title IV of ERISA.

       "NET CASH PROCEEDS" means, with respect to any Permitted Equity Issuance by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) reasonable brokerage commissions, attorneys' fees, finder's fees, financial advisory fees,





REVOLVING CREDIT AGREEMENT              9
accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees (and expenses and disbursements of any of the foregoing), in each case, to the extent paid or payable by such Company; (b) printing and related expenses and filing, recording, or registration fees or charges or similar fees or charges paid by such Company; and (c) taxes paid or payable by such Company to any Governmental Authority as a result of such transactions.

       "NET WORTH" means, for any Person as of any date, the total stockholders' or shareholders' equity of such Person, determined in accordance with GAAP.

       "NOTES" means the Revolving Credit Notes in substantially the form of EXHIBIT B, executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions, or modifications thereof, and "NOTE" means any one of the Notes.

       "NOTICE OF BORROWING" means, with respect to any Advance, a notice substantially in the form of EXHIBIT C.

       "NOTICE OF LC" means a notice substantially in the form of EXHIBIT D.

       "OBLIGATION" means all present and future Indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by Borrower arising pursuant to any of the Loan Documents, and all renewals and extensions thereof, together with all interest accruing thereon, and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

       "ORACARE ACQUISITION" means Borrower's Acquisition of OraCare Consultants, Inc. and OraCare DPO, Inc. pursuant to the Stock Purchase Agreements.

       "OTHER PERMITTED INVESTMENTS" means Investments expressly permitted by any Governmental Authority.

       "PERMITTED ACQUISITION" means an Acquisition by a Company with respect to which each of the following conditions has been satisfied:

       (a)    the Acquisition by such Company is of all or substantially all of
(i) the capital stock of a Qualified Company, or (ii) the assets of a Qualified Company (the Qualified Company to be acquired or whose assets are being acquired is herein called the "TARGET");

       (b) as of the closing of such Acquisition, the Acquisition has been approved and recommended by the Board of Directors or other applicable governing body of the Target and the Person from which the Target is to be acquired;

       (c) prior to the closing of such Acquisition, the Target and the Person from which the Target is to be acquired must be Solvent;

       (d) as of the closing of such Acquisition, after giving effect to such Acquisition, the acquiring Company must be Solvent;

       (e) as of the closing of such Acquisition, after giving effect to such Acquisition, no Potential Default or Event of Default shall exist or occur as a result of, and after giving effect to, such Acquisition;





REVOLVING CREDIT AGREEMENT             10

       (f) prior to the closing of such Acquisition, Borrower shall have provided to Agent (i) current financial statements and historical operating information on the Target, (ii) a pro-forma balance sheet of the Companies after giving effect to the Acquisition, together with pro-forma operating projections for the three (3) year period following the Acquisition, and (iii) a copy of the results of Borrower's due diligence with respect to the Target;

       (g) Agent has received a certificate, executed by the President or a Vice President of Borrower, confirming that all representations and warranties set forth in the Loan Documents continue to be true and correct in all material respects, immediately prior to, and after giving effect to, the Permitted Acquisition, and the transactions contemplated thereby, and setting forth the calculations supporting compliance with the limitations prescribed herein; and

       (h) if the Acquisition will result in Borrower or any other Company incurring or assuming Indebtedness (including under this Agreement) in excess of $12,000,000.00, then Agent shall have notified Borrower that the Required Lenders have approved the Acquisition of the Target (which shall be delivered within ten (10) Business Days of receipt of the information required in (f) and
(g) above).

       "PERMITTED EQUITY ISSUANCE" means the issuance or sale by Borrower of any shares of capital stock or partnership, profits, capital, or member interests, or options, warrants, or other right to subscribe for or otherwise acquire shares of capital stock or partnership, profits, capital, or member interests, of Borrower.

       "PERMITTED LIENS" means: (a) Liens in favor of Agent, for the benefit of Lenders, to secure the Obligation; (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs; (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which is violated in any material respect by existing or proposed structures or land use; (d) the following, to the extent no Lien has been filed in any jurisdiction or agreed to (i) Liens for taxes not yet past-due, and (ii) Liens imposed by mandatory provisions of law, such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of business, securing payment of Indebtedness whose payment is not yet due; (e) Liens for taxes, assessments, and governmental charges or assessments, that are being contested in good faith by appropriate proceedings diligently conducted, and in which reserves acceptable to Agent have been provided; (f) deposits with Governmental Authorities in order to satisfy Legal Requirements that are required in the ordinary course of business and not for the purpose of securing past-due obligations; and (g) Liens arising out of attachments, judgments, or awards not exceeding $1,000,000.00 in the aggregate as to which an appeal or other appropriate proceeding or contest or review is promptly commenced, and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or other effectively stayed), and (ii) in any event, shall be promptly fully bonded or otherwise effectively stayed prior to such time as any such Lien becomes perfected; (h) Liens securing surety or appeal bonds, provided that the value of cash or property forming a part of the security with respect to such surety or appeal bonds does not exceed in the aggregate $1,000,000.00; (i) Liens securing Indebtedness permitted pursuant to SECTION 7.1(e) and covering only those assets acquired with the proceeds of such Indebtedness; (j) Liens granted by Kansas City Dental Care, Inc. to secure reimbursement obligations under letters of credit issued for the benefit of the Kansas Department of Insurance not to exceed $100,000.00 at any time outstanding; and (k) Liens in assets of a Company acquired pursuant to a Permitted Acquisition existing at the time (but not incurred in anticipation) of such Acquisition, provided that such Liens are released with fifteen (15) days after such Acquisition unless such Liens are otherwise permitted under this Agreement.





REVOLVING CREDIT AGREEMENT             11

       "PERSON" includes an individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

       "PLAN" means an employee benefit plan or other plan, maintained by Borrower or any ERISA Affiliate, and which is covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code, as amended.

       "PLEDGE AGREEMENTS" means the Pledge Agreements executed by each Company that owns capital stock, of or other ownership interests in, another Company in favor of Agent, for the benefit of Lender, substantially in the form of EXHIBIT E, as the same may be amended, supplemented, or modified from time-to-time, and "PLEDGE AGREEMENT" means any one of the Pledge Agreements.

       "POTENTIAL DEFAULT" means the occurrence of any event which with passage of time, or giving of notice, or both, could become an Event of Default.

       "PREPAID PLANS" means the single health care service plans (or similar plans) pursuant to which any Company arranges for the provision of dental health care services to members on a prepaid basis.

       "PRINCIPAL DEBT" means, at the time of any determination thereof, the aggregate unpaid principal balance of all Advances.

       "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

       "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

       "PRO RATA" and "PRO RATA PART" means, on any date of determination thereof for any Lender (a) at any time prior to the termination of the Commitments, the proportion that such Lender's Commitment bears to the Commitments of all Lenders, and (b) at any time on and after the termination of the Commitments, the proportion that (i) the sum of (without duplication) (A) the Principal Debt owed to such Lender plus (B) such Lender's proportionate part (whether held directly or through a participation therein and determined after giving effect to any participations) of the LC Exposure bears to (ii) the sum of (without duplication) (x) the Principal Debt of all Lenders plus (y) the LC Exposure of all Lenders.

       "QUALIFIED COMPANY" means a domestic Person whose business is comprised of more than fifty percent (50%) Prepaid Plans (as opposed to Indemnity Policies).

       "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, from time-to-time in effect, and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

       "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

       "REQUIRED LENDERS" means, as of any date, any combination of Lenders (other than any Defaulting Lenders) who collectively hold sixty percent (60%) of the sum of the Commitments (other than of any Defaulting Lenders), or if the Commitments have been terminated, then of the sum of (without duplication) (a) the Principal Debt of all Lenders (other than of any Defaulting Lenders) plus
(b) the LC Exposure of all Lenders (other than of any Defaulting Lenders).





REVOLVING CREDIT AGREEMENT             12

       "RESERVES" means, for any Person, accrued liabilities for future obligations under Indemnity Policies and Prepaid Plans for insured events.

       "SOLVENT" means, with respect to any Person, that on the date of determination (a) the fair market value of its assets is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person that would be required to be included on the balance sheet of such Person or disclosed in the financial statements of such Person in accordance with GAAP, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or transactions, and is not about to engage in business or transactions, for which its assets would constitute an unreasonably small capital.

       "S & P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, or if S & P no longer publishes ratings, then such other ratings agency acceptable to the Required Lenders.

       "STOCK PURCHASE AGREEMENTS" means (a) that certain Stock Purchase Agreement dated as of September 5, 1996, between Borrower, Frank A. Pettisani, D.D.S., Charles A. Costa, Donna Costa, and OraCare Consultants, Inc., and (b) that certain Stock Purchase Agreement dated as of September 5, 1996, between Borrower, Frank A. Pettisani, D.D.S., Lisa M. Mazzone, Frank A. Pettisani, Jr., D.D.S., Charles A. Costa and Donna Costa, and OraCare DPO, Inc.

       "SUBSIDIARY" of any Person means any corporation of which more than fifty percent (50%) (in number of votes) of the issued and outstanding securities having ordinary voting power for the election of at least a majority of the directors is owned or controlled, directly or indirectly, by such Person or a Subsidiary of such Person.

       "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

       "TEMPORARY CASH INVESTMENT" means any Investment (a) in direct obligations of the United States of America, or any agency thereof, or obligations fully guaranteed by the United States of America, or any agency thereof, provided that such obligations mature within one year of the date of acquisition thereof, (b) commercial paper rated in the highest grade by one or more national credit rating agencies, and maturing not more than 180 days from the date of creation thereof, (c) time deposits with, and certificates of deposit and bankers' acceptances issued by, Agent or any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000.00, (d) deposits maintained at other financial institutions having capital and surplus aggregating at least $1,000,000,000.00, as long as Investments in such institutions are permissible under applicable state and federal regulations to which Borrower is subject, and (e) Eligible Mutual Funds.

       "TERMINATION DATE" means the earlier of (a) November 30, 2000, (b) the date Lenders' commitments to fund Advances and to make Issuances hereunder are terminated pursuant to SECTION 8.2, or (c) the date that Lenders' commitments to fund Advances and to make Issuances hereunder are reduced to zero pursuant to SECTION 2.1(b) and/or SECTION 2.1(c).

       "TOTAL CAPITALIZATION" means, for any Person as of any date, the sum of
(a) Tangible Net Worth, and (b) all Indebtedness of such Person.

       "TYPE" means any type of Advance (i.e., Base Rate Advance or Eurodollar Advance).





REVOLVING CREDIT AGREEMENT             13

       1.2 ACCOUNTING PRINCIPLES. Under the Loan Documents, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) all accounting and financial terms and compliance with financial covenants must be for the Companies, on a consolidated basis.

       1.3 RULES OF CONSTRUCTION. When used in this Agreement: (a) "or" is not exclusive; (b) a reference to a law includes any amendment or modification to such law; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) except as provided otherwise, all references to the singular shall include the plural, and vice versa; (e) except as provided in this Agreement, a reference to an agreement, instrument, or document shall include such agreement, instrument, or document, as the same may be amended, modified, or supplemented from time-to-time, in accordance with its terms and as permitted by the Loan Documents; (f) all references to SECTIONS, EXHIBITS, and SCHEDULES shall be to sections of and exhibits and schedules to this Agreement, unless otherwise indicated; (g) all EXHIBITS and SCHEDULES to this Agreement shall be incorporated into this Agreement; (h) the words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation;" and (i) except as otherwise provided herein, in the computation of time, from a specified date to a later specified date, the word "from" means "from and including," and words "to" and "until" each mean "to but excluding."

       1.4 COVENANT COMPUTATIONS. For purposes of the financial covenants set forth in SECTIONS 7.15 and 7.16, EBITDA for any Person newly acquired shall be annualized based upon such Person's EBITDA from the date of Acquisition thereof through the date of determination.


SECTION 2     THE REVOLVING CREDIT FACILITY.

       2.1    COMMITMENT TO LEND.

       (a) COMMITMENT. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrower such Lender's Pro Rata Part of one or more Advances not to exceed such Lender's Commitment, which, subject to the Loan Documents, Borrower may borrow, repay, and reborrow under this Agreement; provided that: (i) each such Advance must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; (ii) each such Advance shall be in an amount not less than (A) $1,000,000.00 or a greater integral multiple of $500,000.00 (if a Base Rate Advance), or (B) $1,000,000.00 or a greater integral multiple of $500,000.00 (if a Eurodollar Advance); and (iii) on any date of determination, the Commitment Usage shall never exceed the Commitments.

       (b) VOLUNTARY TERMINATION OF COMMITMENTS. Without premium or penalty, and upon giving not less than ten (10) Business Days prior written and irrevocable notice to Agent, Borrower may terminate in whole or in part the unused portion of the Commitments; provided that: (i) each partial termination shall be in an amount of not less than $1,000,000.00 or a greater integral multiple thereof; (ii) the amount of the Commitments may not be reduced below the Commitment Usage at such time; and (iii) each reduction shall be allocated to each Lender's Commitment Pro Rata among all Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice or termination or reduction, Agent shall notify each Lender of the proposed cancellation or reduction.

       (c) MANDATORY REDUCTION OF THE COMMITMENTS. The Commitments shall automatically be reduced on the last day of each February, May, August, and November, commencing on February 28, 1999,





REVOLVING CREDIT AGREEMENT             14
in an amount equal to $1,750,000.00, provided that: (i) each reduction shall be allocated to each Lender's Commitment Pro Rata among all Lenders in accordance with their respective Pro Rata Part; and (ii) if the Commitment Usage exceeds the Commitments, after giving effect to such reduction in the Commitments, then Borrower shall prepay the Principal Debt or reduce (or provide cash collateral for) the LC Exposure in an amount equal to such excess.

       2.2    LC SUBFACILITY.

       (a) ISSUANCE. Subject to the terms and conditions of this Agreement and applicable law, Issuing Bank agrees to issue LCs upon Borrower's application therefor by delivering to Agent and Issuing Bank a properly completed Notice of LC and an LC Agreement with respect thereto no later than 11:00 a.m. Dallas, Texas time three (3) Business Days before such LC is to be issued; provided that: (i) on any date of determination and after giving effect to any LC to be issued on such date, the Commitment Usage shall never exceed the Commitments; (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $32,000,000.00; (iii) at the time of issuance of such LC, no Potential Default or Event of Default shall exist; (iv) each LC will be issued solely for purposes of securing obligations arising in the ordinary course of business of the Companies or required in connection with the OraCare Acquisition or a Permitted Acquisition; and (v) each LC must expire no later than the earlier of the thirtieth (30th) day prior to the Termination Date and one year from its issuance.

       (b) PARTICIPATION BY LENDERS. Immediately upon the issuance by Issuing Bank of any LC, Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Part, in such LC and all rights of Issuing Bank in respect thereof (other than rights to receive certain fees provided for in SECTION 2.2(c)). Upon issuance, renewal, or extension of an LC, Issuing Bank shall provide copies of such LC to each other Lender.

       (c) REIMBURSEMENT. In order to induce Issuing Bank to issue and maintain LCs and Lenders to participate therein, Borrower agrees to pay or reimburse Issuing Bank (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Issuing Bank, and (ii) promptly, upon demand, the amount of any fees in addition to the fees described in SECTION 4 Issuing Bank customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts, and taking similar action in connection with letters of credit; provided that: (x) if Borrower has not reimbursed Issuing Bank for any drafts paid or to be paid within 24 hours of demand therefor by Issuing Bank, Issuing Bank is hereby irrevocably authorized to fund such reimbursement obligations as, and lenders, if the conditions to making Advances have been satisfied (other than a Notice of Borrowing with respect thereto) agree to make, a Base Rate Advance to the extent of availability under the Commitments and the proceeds of such Advance shall be advanced directly to Issuing Bank in payment of Borrower's reimbursement obligation with respect to the draft under the LC; and (y) if for any reason, funds are not advanced pursuant to the Commitments, then Borrower's reimbursement obligation shall continue to be due and payable. To the extent any funding of a draft has been made by Lenders pursuant to
SECTION 2.2(f), Issuing Bank shall promptly distribute any such payments received from Borrower with respect to such draft to all Lenders funding such draft according to their ratable share. Interest on any amounts remaining unpaid by Borrower (and unfunded by a Advance under the Loan) under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to Issuing Bank (x) from (and including) the date of payment of the draw by Issuing Bank until (but not including) the next succeeding Business Day, at the lesser of (A) the Maximum Rate, and





REVOLVING CREDIT AGREEMENT             15

(B) the Base Rate plus the Applicable Margin, and (y) from (and including) such next Business Day until (but excluding) the date such reimbursement obligations are paid, at the lesser of (A) the Maximum Rate, and (B) the Default Rate. In the event any payment by Borrower received by Issuing Bank with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Issuing Bank in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Issuing Bank, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Issuing Bank upon the amount required to be repaid by it.

       (d) ABSOLUTE OBLIGATIONS. Borrower's obligations under SECTION 2.2(b) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower or any other Company may have at any time against Issuing Bank or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, setoff, defense, or other right which Borrower or any other Company may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Agent, Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower or any other Company and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Event of Default.

       (e) PRESENTMENT. If any draft shall be presented for honor under any LC, Issuing Bank shall promptly notify Borrower of the date and amount of such draft; provided that failure to give any such notice shall not affect the obligations of Borrower hereunder. Issuing Bank shall make payment upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and Issuing Bank shall not be liable for any obligation of any Person thereunder). Issuing Bank and Lenders shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Company against any beneficiary of any LC or any such transferee; provided that, nothing in this Agreement shall constitute a waiver of Borrower's right to assert any claim based upon the gross negligence or wilful misconduct of Issuing Bank or any Lender.

       (f) REIMBURSEMENT BY LENDERS. If Borrower fails to reimburse Issuing Bank as provided in SECTION 2.2(c) within 24 hours of the demand therefor by Issuing Bank, Issuing Bank shall promptly notify Agent and each Lender of such failure, of the date and amount of the draft paid, and of such Lender's Pro Rata Part thereof. Each Lender shall promptly and unconditionally make available to Issuing Bank in immediately available funds such Lender's Pro Rata Part of such unpaid reimbursement obligation, which funds shall be paid to Issuing Bank on or before the close of business on the Business Day on which such notice was given by Issuing Bank (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by Issuing Bank to (but not including) the date such amount is paid by such Lender to Issuing Bank. The obligations of Lenders to make payments to Issuing Bank with respect to LCs shall be irrevocable and not subject to any qualification or exception whatsoever (other than the gross negligence or wilful





REVOLVING CREDIT AGREEMENT             16
misconduct of Issuing Bank) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, setoff, defense, or other right which Borrower or any other Company may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Agent, Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Event of Default.

       (g) DELIVERY. Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such LC, then Borrower agrees to return it to Issuing Bank together with Borrower's written certification that it has never been delivered to such beneficiary. If any LC is delivered to its beneficiary pursuant to Borrower's instructions, no cancellation thereof by Borrower shall be effective until the return of such LC to Issuing Bank. Borrower hereby agrees that if Issuing Bank becomes involved in any dispute as a result of Borrower's cancellation of any LC, it shall indemnify Issuing Bank and Lenders for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by Issuing Bank and Lenders as a direct result thereof.

       (h) STANDARD OF CARE. Issuing Bank agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit, and Issuing Bank's sole liability to each Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of Issuing Bank) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to Issuing Bank by Borrower pursuant to SECTION 2.2(c). Each Lender and Borrower agree that, in paying any draw under any LC, Issuing Bank shall not have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. Issuing Bank, Lenders, and their respective officers, agents, and other representatives shall not be liable to any other Lender or any Company for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by Issuing Bank or any of its officers, agents or other representatives (INCLUDING, WITHOUT LIMITATION, ANY ACTS OR OMISSIONS CONSTITUTING ORDINARY NEGLIGENCE) under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such laws as Issuing Bank or any of its officers, agents, or other representatives may deem applicable and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits, as in effect on the date of issue of such LC by the International Chamber of Commerce, shall be binding upon the Companies and Lenders and shall not place Issuing Bank or any of its officers, agents, or other representatives under any resulting liability to any Company or any Lender. Any action taken or omitted or to be taken by Issuing Bank under or in connection with any LC if taken or omitted in the absence of gross negligence or wilful misconduct shall not create for Issuing Bank any resulting liability to any Lender or any Company.

       (i) CASH COLLATERAL. On the Termination Date or upon any demand by Issuing Bank while an Event of Default exists, Borrower shall provide to Issuing Bank, for the benefit of Lenders, cash collateral in an amount equal to the LC Exposure existing on such date.





REVOLVING CREDIT AGREEMENT             17

       (j) INDEMNITY. IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY AND SAVE ISSUING BANK AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES, AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
FEES), WHICH ISSUING BANK OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, OR (B) THE FAILURE OF ISSUING BANK TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ISSUING BANK OR ANY LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH PARTY OR ANY OFFICERS, AGENTS, OR OTHER REPRESENTATIVES OF SUCH PARTY, BUT SPECIFICALLY INCLUDING ANY LIABILITY ARISING OUT OF THE ORDINARY NEGLIGENCE OF ISSUING BANK, AGENT, ANY LENDER, OR ANY OF THEIR OFFICERS, AGENTS, OR OTHER REPRESENTATIVES. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION 2.2(j) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

       (k) OTHER LC PROVISIONS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each LC shall be as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

       2.3    METHOD OF BORROWING.

       (a)    APPLICATION FOR ADVANCE.  Except for any Advances pursuant to
SECTION 2.2(c) Borrower shall deliver to Agent a Notice of Borrowing at least one (1) Business Day prior to any Base Rate Advance and at least three (3) Business Days prior to any Eurodollar Advance. Each Notice of Borrowing must be received by Agent no later than 11:00 a.m. (Dallas, Texas time) as of the applicable date. Prior to making a Notice of Borrowing, Borrower may (without specifying whether the Advance shall be a Base Rate Advance or a Eurodollar Advance) request that Agent provide Borrower with the most recent Eurodollar Rate. Agent shall endeavor to provide such quoted rate to Borrower on the date of such request.

       (b)    FUNDING.

              (i)    Promptly after receipt of a Notice of Borrowing under
       SECTION 2.3(a), Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Pro Rata Part of the Advance requested by Borrower with Agent at its Lending Office, in immediately available funds not later than 11:00 a.m. (Dallas, Texas time) on the date of such proposed Advance. Upon fulfillment of all applicable conditions set forth herein, Agent shall make available to Borrower at Agent's Lending Office, not later than 2:00 p.m. (Dallas, Texas time) on the date of each Advance, the proceeds of such amounts received by Agent. The failure of any Lender to deposit the amount described above with Agent shall not relieve any other Lender of its obligations hereunder to make its Advance.

              (ii) Unless Agent shall have been notified by any Lender that such Lender will not make available to Agent such Lender's Pro Rata Part of a proposed Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this SECTION and Agent may, if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Pro Rata Part of the proposed Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent on





REVOLVING CREDIT AGREEMENT             18
       demand the amount of such Advance together with interest thereon, for each day from the date such Advance is made available to Borrower until the date such amount is paid or repaid to Agent at (A) in the case of Borrower, the interest rate applicable at the time to other Lenders' Advances made on the date of such Advance, and (B) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to Agent such amount, such amounts so repaid shall constitute such Lender's Advance for purposes of this Agreement.

       (c)    SELECTION OF INTEREST OPTION PERIOD.

              (i) Upon making a Notice of Borrowing under SECTION 2.3(a), Borrower shall advise Agent as to whether the Advance shall be (A) a Eurodollar Advance, in which case Borrower shall specify the applicable Interest Period therefor, or (B) a Base Rate Advance.

              (ii) Subject to the dollar limits and denominations of SECTION 2.1, Borrower may (a) convert a Eurodollar Advance on the last day of the applicable Interest Period to a Base Rate Advance, (b) convert a Base Rate Advance on any Business Day to a Eurodollar Advance, and (c) elect a new Interest Period for a Eurodollar Advance, by giving a Notice of Borrowing to Agent no later than 11:00 a.m. (Dallas, Texas time) on the third (3rd) Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a Eurodollar Advance or election of a new Interest Period), and no later than 11:00 a.m. (Dallas, Texas time) one (1) Business Day before the last day of the Interest Period (for conversion to a Base Rate Advance). Absent Borrower's Notice of Borrowing, a Eurodollar Advance shall be deemed converted to a Base Rate Advance effective when the applicable Interest Period expires.

              (iii)  Notwithstanding anything to the contrary contained herein,
       (A) no more than three (3) Interest Periods shall be in effect at any one time with respect to Eurodollar Advances, and (B) Borrower shall have no right to request a Eurodollar Advance if the Interest Rate applicable thereto under SECTION 2.5 would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Advance.

              (iv) Each Notice of Borrowing shall be irrevocable and binding on Borrower and, in respect of any Eurodollar Advance specified in such Notice of Borrowing, Borrower shall indemnify Agent and Lenders against any Funding Loss incurred by Agent or Lenders as a result of (A) any failure to fulfill, on or before the date specified for such Advance, the conditions to such Advance set forth herein, or (B) Borrower's requesting that an Advance not be made on the date specified for such Advance in the Notice of Borrowing. A certificate of Agent and each Lender establishing the amount due from Borrower according to the preceding sentence, together with a description in reasonable detail of the manner in which such amount has been calculated, shall be presumed to be correct in the absence of manifest error.

       2.4 NOTES. The Loan made under SECTION 2.1 by Lenders shall be evidenced by the Notes, one payable to each Lender in the stated amount of its Commitment, in the aggregate principal amount of $35,000,000.00.





REVOLVING CREDIT AGREEMENT             19

       2.5    INTEREST RATE.

       (a) ALL ADVANCES. The unpaid principal of each Base Rate Advance shall bear interest from the date of Advance to the date of repayment thereof at a rate per annum that shall from day-to-day be equal to the lesser of (i) the Base Rate in effect from day-to-day plus the Applicable Margin, and (ii) the Maximum Rate. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance to the date of repayment thereof at a rate per annum that shall be equal to the lesser of (i) the Adjusted Eurodollar Rate plus the Applicable Margin, and (ii) the Maximum Rate.

       (b) DEFAULT RATE. All past due principal of, and to the extent permitted by applicable law, interest on, the Note, shall bear interest until paid at the lesser of (i) the Default Rate, and (ii) the Maximum Rate.

       (c) RECAPTURE RATE. If the applicable Contract Rate ever exceeds the Maximum Rate, thereby causing the interest charged under the Notes to be limited to the Maximum Rate, then, to the extent permitted by applicable law, any subsequent reductions in the applicable Contract Rate shall not reduce the rate of interest charged under the Notes below the Maximum Rate, until the total amount of interest accrued on the Notes equals the amount of interest that would have accrued thereon if the applicable Contract Rate had at all times been in effect.

       (d)    GENERAL PROVISIONS AS TO INTEREST.

              (i) Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Agent are presumed to be correct in the absence of manifest error.

              (ii) The provisions of this Agreement relating to calculation of the Base Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Advance as it selects.

       2.6    SPECIAL PROVISIONS FOR EURODOLLAR ADVANCES.

       (a) INADEQUACY OF EURODOLLAR PRICING. If with respect to an Interest Period for any Eurodollar Advance:

              (i) Agent determines that the basis for determining the Eurodollar Rate is not available; or

              (ii) a Lender reasonably determines that the Eurodollar Rate as determined by Agent will not adequately and fairly reflect the cost to such Lender of maintaining or funding the Eurodollar Advance for such Interest Period;

then (A) in the case of (i), Agent shall forthwith give notice thereof to Borrower and Lenders of that determination (which is presumed to be correct in the absence of manifest error), all Advances shall be Base Rate Advances, and until Agent notifies Borrower and Lenders that such circumstances no longer exist, Lenders' commitments under this Agreement to make, or convert to, Eurodollar Advances shall be





REVOLVING CREDIT AGREEMENT             20
suspended, and (B) in the case of (ii), such Lender shall forthwith give notice thereof to Agent and Borrower, the obligation of such Lender to make Eurodollar Advances shall be suspended, Borrower shall, at its option, either (I) repay in full the then-outstanding principal amount of all Eurodollar Advances, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Advances, or (II) convert such Eurodollar Advances to Base Rate Advances in accordance with SECTION 2.03(c) of this Agreement on the last day of the then-current Interest Period applicable to each such Eurodollar Advance, and until such Lender notifies Agent and Borrower that such circumstances no longer exist, such Lender's commitment under this Agreement to make, or convert to, Eurodollar Advances shall be suspended.

       (b) ILLEGALITY OF EURODOLLAR ADVANCES. If, after the date of this Agreement, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Advances, then such Lender shall forthwith give notice thereof to Agent and Borrower. Before giving any notice pursuant to this subsection, such Lender shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to any non-trivial extent to such Lender (as determined in good faith by such Lender). Upon receipt of such notice, Borrower shall either (i) repay in full the then-outstanding principal amount of any of such Lender's Eurodollar Advances, together with accrued interest thereon, or (ii) convert such Lender's Eurodollar Advances to Base Rate Advances, on either (A) the last day of the then current Interest Period applicable to such Eurodollar Advance, if such Lender may lawfully continue to maintain and fund such Eurodollar Advance to such day, or (B) immediately, if such Lender may not lawfully continue to fund and maintain such Eurodollar Advance to such day.

       (c) INCREASED COSTS FOR EURODOLLAR ADVANCES. If, after the date hereof, any Governmental Authority, central bank, or other comparable authority, shall at any time impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement included in the Eurodollar Reserve Requirement), special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender, or shall impose on any Lender (or its Applicable Lending Office) or the interbank eurodollar market any other condition affecting its Eurodollar Advances, the Notes or such Lender's obligation to make Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement, or under such Lender's Note, by an amount deemed by such Lender to be material, then, within five (5) days after demand by such Lender, Borrower shall pay to Agent, for the account of such Lender, such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Such Lender will
(i) notify Agent and Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this SECTION, as promptly as practicable (but in any event within 120 days) after such Lender obtains actual knowledge of such event, and Borrower shall not be liable for any such increased costs that accrue between the date such notification is required to be given and the date it was actually given, and
(ii) use good faith and reasonable efforts to designate an Applicable Lending Office for Eurodollar Advances of such Lender, if such designation will avoid the need for, or reduce the amount of, such compensation, and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation to so designate a lending office located in the United States of America). A certificate of such Lender claiming compensation under this SECTION and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumed to be correct in the absence of





REVOLVING CREDIT AGREEMENT             21
manifest error. If a Lender demands compensation under this SECTION, then Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender and Agent, either (i) repay in full the then outstanding Eurodollar Advances to such Lender, together with accrued interest thereon to the date of prepayment, or (ii) convert such Eurodollar Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that Borrower shall be liable for any Funding Loss arising pursuant to such actions.

       (d) EFFECT ON BASE RATE ADVANCES. If notice has been given pursuant to SECTION 2.6(a) or SECTION 2.6(b), requiring the Eurodollar Advances to be repaid or converted, then unless and until Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Advances shall be Base Rate Advances. If Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select Advances to be Eurodollar Advances in accordance with SECTION 2.3(c) of this Agreement.

       (e) FUNDING LOSSES. Borrower shall indemnify Agent and each Lender against any loss or reasonable expense (such loss or expense is referred to herein as a "FUNDING LOSS," such term including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or reemploying deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Advance) which Agent or any Lender may sustain or incur as a consequence of (i) any failure by Borrower to fulfill on the date of any Advance hereunder the applicable conditions set forth in SECTION 4, (ii) any failure by Borrower to borrow hereunder or to convert Advances hereunder after a Notice of Borrowing has been given, (iii) any payment, prepayment, or conversion of a Eurodollar Advance required or permitted by any other provisions of this Agreement, including, without limitation, payments made due to the acceleration of the maturity of Advances pursuant to SECTION 8.2, or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in the payment or prepayment of the principal amount of any Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of an Event of Default. The term "FUNDING LOSS" includes, without limitation, an amount equal to the excess, if any, as determined by Agent or any Lender of (A) its cost of obtaining the funds for the Advance being paid, prepaid, or converted or not borrowed or converted (based on the Adjusted Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, or conversion or failure to borrow or convert to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow or convert, the Interest Period for the Advance which would have commenced on the date of such failure to borrow or convert) over (B) the amount of interest (as estimated by Agent or such Lender) that would be realized by Agent or such Lender in reemploying the funds so paid, prepaid, or converted or not borrowed or converted for such period or Interest Period, as the case may be. A certificate of Agent or such Lender setting forth any amount or amounts which Agent or such Lender is entitled to receive pursuant to this SECTION 2.6(e), together with a description in reasonable detail of the manner in which such amounts have been calculated, shall be delivered to Borrower and shall be presumed to be correct in the absence of manifest error. Borrower shall pay to Agent, for itself or for the account of any such Lender, the amount shown as due on any certificate within five (5) days after its receipt of the same. Notwithstanding the foregoing, in no event shall Lender be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate.


       (f) TAXES. Any Taxes payable by Agent or any Lender or ruled (by a Governmental Authority) payable by Agent or any Lender in respect of this Agreement or any other Loan Document shall, if permitted by Governmental Requirement, be paid by Borrower, together with interest and penalties, if any (except for Taxes imposed on or measured by the overall net income of Agent or such Lender). Agent or such Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is presumed to be correct in the absence





REVOLVING CREDIT AGREEMENT             22
of manifest error, and Borrower shall promptly pay that amount to Agent for its account or the account of such Lender, as the case may be. If Agent or such Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

       (g) FOREIGN LENDERS. Each Lender that is organized under the Governmental Requirements of any jurisdiction other than the United States of America or any State thereof (i) represents to Agent and Borrower that (A) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation, and (B) it has furnished to Agent and Borrower two (2) duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other tax form acceptable to the Administrative Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Documents), and (ii) covenants to (A) provide Agent and Borrower a new tax form upon the expiration or obsolescence of any previously delivered form according to Governmental Requirement, duly executed and completed by it, and (B) comply from time-to-time with all Governmental Requirements with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower or Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents United States federal income tax at the full rate applicable under the Code.

       (h) SURVIVAL. Without prejudice to the survival of any other obligations of Borrower hereunder, the obligations of Borrower under this
SECTION 2.6 shall survive the termination of this Agreement and/or the payment or assignment of the Notes.

       2.7    PAYMENTS OF THE NOTE.

       (a) PAYMENT OF INTEREST ON THE NOTES. Interest on each Eurodollar Advance shall be due and payable as it accrues on the last day of its respective Interest Period; provided that if any Interest Period is a period greater than three (3) months, then accrued interest shall also be due and payable on the date three (3) months after the commencement of such Interest Period. Interest on each Base Rate Advance shall be due and payable as it accrues on the last day of each February, May, August, and November, commencing on February 28, 1997, and on the Termination Date.

       (b) PAYMENT OF PRINCIPAL OF THE NOTES. The Notes shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

       (c) OPTIONAL PREPAYMENTS. Upon three (3) Business Days' notice for Eurodollar Advances and one (1) Business Day's notice for Base Rate Advances, Borrower may prepay the principal of any of the Notes then outstanding, in whole or in part, at any time or from time to time; provided, however, that (i) each prepayment of less than the full outstanding principal balance of a Note shall be in an amount equal to $1,000,000.00 or any larger multiple thereof, and (ii) if Borrower prepays the principal of any Eurodollar Advance on any date other than the last day of the Interest Period applicable thereto, Borrower shall pay any Funding Loss with respect to such payment. Any optional prepayment of the principal of the Notes shall be applied to the Notes on a pro rata basis based upon the outstanding principal balances of the Notes as of the date of payment.

       (d) MANDATORY PREPAYMENTS. Borrower shall prepay the outstanding Principal Debt up to an amount equal to the greater of (i) $20,000,000.00, or
(ii) fifty percent (50%) of the Net Cash Proceeds from any Permitted Equity Issuance (other than pursuant to options issued pursuant to employee or director stock option plans or warrants issued to employees or directors of a Company). Borrower shall make such prepayment within thirty (30) days of the offering of any such Permitted Equity Issuance. Any such prepayment of the principal of the Notes shall (i) be without premium or penalty, except for any Funding





REVOLVING CREDIT AGREEMENT             23

Loss arising therefrom, (ii) be applied (A) first, to the outstanding Principal Debt on Pro Rata based upon the outstanding principal balances of the Notes as of the date of payment, and (B) the excess, if any, shall be released to Borrower, and (iii) not reduce the Commitments.

       (e)    GENERAL PROVISIONS AS TO PAYMENTS.

              (i) All payments of principal of, and interest on, any Note to or for the account of any Lender shall be made by Borrower to Agent before 11:00 a.m. (Dallas, Texas time), in Federal or other immediately available funds at Agent's Lending Office. If the principal of, or interest on, a Note, or any other amount payable hereunder, becomes due and payable on a day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day. Each payment received by Agent hereunder for the account of a Lender shall be promptly distributed by Agent to such Lender. Except as otherwise provided, all payments made on any Note shall be credited, to the extent of the amount thereof, in the following manner: (A) first, against the amount of interest accrued and unpaid on such Note as of the date of such payment; (B) second, against all principal (if any) due and owing on such Note as of the date of such payment; (C) third, as a prepayment of outstanding Base Rate Advances under such Note; and (D) fourth, as a prepayment of outstanding Eurodollar Advances under such Note. Subject to the foregoing, so long as no Potential Default or Event of Default exists, payments and prepayments of principal of any Note shall be applied to such outstanding Base Rate Advances and Eurodollar Advances under such Note as Borrower shall select; provided, however, that Borrower shall select Base Rate Advances and Eurodollar Advances to be repaid in a manner designed to minimize the Funding Loss, if any, resulting from such payments; and provided further that, if Borrower shall fail to select the Base Rate Advance or Eurodollar Advance to which such payments are to be applied, or if a Potential Default or Event of Default exists at the time of such payment, then Agent shall be entitled to apply the payment to such Base Rate Advances and Eurodollar Advances in the manner it shall deem appropriate.

              (ii) Each payment received by Agent hereunder for the account of Lenders or any of them on the Notes shall be distributed to each Lender entitled to share in such payment, Pro Rata in proportion to the Pro Rata Parts of each Lender (less any taxes, levies, imposts, deductions, charges or withholdings excluded from the definition of Taxes). Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the Federal Funds Rate.

       2.8    FEES.

       (a) TREATMENT OF FEES. Except as otherwise provided by applicable law, the fees described in this SECTION 2.8 (i) do not constitute compensation for the use, detention, or forbearance of money, (ii) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement,
(iii) shall be payable in accordance with SECTION 2.7(e), (iv) shall be non-refundable, (v) shall, to the fullest extent permitted by applicable law, bear interest, if not paid when due, at the Default Rate, and (vi) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest





REVOLVING CREDIT AGREEMENT             24
being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

       (b) COMMITMENT FEES AND FEES OF AGENT. Borrower shall pay to Agent, the commitment and other fees described in that certain separate letter agreement dated of even date herewith, between Borrower and Agent, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreement.

       (c) LC FEES. Borrower shall pay to Agent, for the ratable benefit of Lenders, in accordance with their respective Pro Rata Parts, a fee for each LC, payable in installments in advance, so long as such LC remains outstanding. Such installments shall be paid commencing on the date of issuance of the applicable LC, for the period from and including such date to but excluding the next quarterly payment date (as hereinafter specified), and thereafter on each March 31, June 30, September 30 and December 31, for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC; provided that the LC fees in respect of LCs issued in connection with the OraCare Acquisition shall be due and payable on the expiry date set forth in such LCs. Each such installment shall be in an amount equal to the product of (A) the Applicable Margin for Letter of Credit Fees in effect on the date of payment of such fee (and applied on a per annum basis) multiplied by (B) the face amount of such LC, and pro rated (in accordance with SECTION 2.8(a)(vi)) for the period for which such installment is due.

       2.9 TERMINATION OF COMMITMENT. The Commitments shall terminate on the Termination Date, and any Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

       2.10 SHARING OF PAYMENTS, ETC. If any Lender obtains any amount (whether voluntary, involuntary, or otherwise, including as a result of exercising any rights under SECTION 2.10) that exceeds the part of that payment that such Lender is entitled to receive under the Loan Documents, then such Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess amount ratably with each other Lender.
If all or any portion of any excess amount is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this SECTION, may, to the fullest extent permitted by applicable law, exercise all of its rights of payment with respect to that participation as fully as if such lender were the direct creditor of Borrower in the amount of that participation.

       2.11 SET-OFF. If an Event of Default exists, each Lender is entitled, but not obligated, to exercise (for the benefit of all Lenders in accordance with SECTION 2.10) the right of off-set and banker's Lien against each and every account and other property, or any interest therein, that Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the amount of the Obligation owed to it.

SECTION 3     COLLATERAL.

       3.1 LIENS AND SECURITY INTERESTS. To secure the performance by Borrower of the payment and performance of the Obligation, pursuant to the Collateral Documents, the Companies shall grant to Agent, for the ratable benefit of Lenders, a perfected, first priority Lien in all outstanding capital stock of the Companies (other than of Borrower).





REVOLVING CREDIT AGREEMENT             25

SECTION 4     CONDITIONS PRECEDENT.

       4.1 INITIAL ADVANCE. The obligations of each Lender to make its initial Advance or of Issuing Bank to make the initial Issuance hereunder are subject to the condition precedent that Agent shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Agent:

       (a) RESOLUTIONS. Resolutions of the Boards of Directors of each Company certified by the Secretary or an Assistant Secretary of each of them which authorize the execution, delivery, and performance by such Company of this Agreement and/or the other Loan Documents to which such Company is or is to be a party;

       (b) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Company certifying the names of the officers of each such Company authorized to sign this Agreement and each of the other Loan Documents to which each such Company is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

       (c) ARTICLES OF INCORPORATION. The articles or certificate of incorporation of each Company certified by the Secretary of State of the State of such Company's incorporation;

       (d) BYLAWS. The bylaws of each Company certified by the Secretary or an Assistant Secretary of each such Company;

       (e) GOVERNMENTAL CERTIFICATES. Certificates of the appropriate Governmental Authorities of the State of incorporation of each Company as to the existence and good standing of each of them;

       (f)    NOTES.  The Notes;

       (g)    PLEDGE AGREEMENTS.  The Pledge Agreements;

       (h) FINANCING STATEMENTS. Uniform Commercial Code financing statements executed by the Companies and covering the Collateral;

       (i) STOCK CERTIFICATES. Stock certificates evidencing all stock pledged pursuant to the Pledge Agreements, as applicable, together with stock powers duly executed in blank;

       (j) UCC AND TAX AND JUDGMENT LIEN SEARCHES. The results of Uniform Commercial Code searches showing all financing statements and other documents or instruments, and tax and judgment lien searches showing all tax and judgment liens, on file against each Company in such jurisdictions as Agent shall require, such searches to be as of a date no more than twenty (20) days prior to the date of the initial Advance or Issuance;

       (k) OPINION OF COUNSEL. Favorable opinions as to the matters set forth in EXHIBIT F hereto of Texas legal counsel to the Companies;

       (l) ATTORNEYS' FEES AND EXPENSES. Evidence that the costs and expenses (including attorneys' fees) referred to in SECTION 10.3, to the extent incurred, shall have been paid in full by Borrower;

       (m) FEES. Borrower shall have paid to Agent (i) for its own account, the fees owed by Borrower to Agent pursuant to the letter agreement of even date herewith between Borrower and Agent, and (ii) for





REVOLVING CREDIT AGREEMENT             26
the account of all Lenders, the fees owed by Borrower to Lenders on or before the date hereof pursuant to SECTION 2.8;

       (n) FEDERAL RESERVE BOARD FORM U-1. For each Lender a properly completed Federal Reserve Board Form U-1 duly executed by each Company pledging stock of another Company; and

       (o)    ACQUISITION OF ORACARE.

              (i) Contemporaneously with the initial Advance or Issuance hereunder, Borrower shall have acquired good title, free and clear of all Liens, to all of the issued and outstanding capital stock of OraCare Consultants, Inc., a New Jersey corporation, and OraCare DPO, Inc., a New Jersey corporation;

              (ii) The representations and warranties set forth in the Loan Documents are true and correct in all material respects, immediately prior to, and after giving effect to, the OraCare Acquisition, and the transactions contemplated thereby, as though OraCare Consultants, Inc. and OraCare DPO, Inc. were Subsidiaries of Borrower as of the date of such Acquisition;

              (iii) Agent shall have received, and be reasonably satisfied with, the Stock Purchase Agreements and the other documents governing the OraCare Acquisition, including purchase and sale documentation, covenants not to compete, indemnities provided to Borrower, and opinions of counsel (which shall provide customary assurances regarding the legal status and authority of OraCare Consultants, Inc. and OraCare DPO, Inc., and their respective Subsidiaries, regulatory matters related thereto, and the acquisition of the capital stock of such Persons, the validity and enforceability of the transaction, and assurances that Borrower shall have acquired all the issued and outstanding capital stock of OraCare Consultants, Inc. and OraCare DPO, Inc.), which opinions of counsel may be relied upon by Agent and Lenders; and

              (iv) Borrower shall have delivered to Agent and Lenders an opinion of counsel, in form and substance acceptable to Agent, relating to the Acquisition by Peter Barnett of OraCare Dental Associates, P.A., a New Jersey practice association, including compliance with all applicable Legal Requirements.

       4.2 ALL ADVANCES. The obligations of each Lender to make any Advance (including the initial Advance) and of Issuing Bank to make any Issuance of an LC (including the initial Issuance) are subject to the following additional conditions precedent:

       (a) NOTICE OF BORROWING. Agent shall have received, in accordance with SECTION 2.3(a) or SECTION 2.2(a), a Notice of Borrowing or LC Request, as the case may be, executed by an authorized officer of Borrower;

       (b)    NO DEFAULT.   No Potential Default or Event of Default shall have
occurred and be continuing, or would result from such Advance or Issuance;

       (c) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in SECTION 5 and in each of the other Loan Documents shall be true and correct on and as of the date of such Advance or Issuance with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties speak to a specific date or the facts on which such representations and warranties are based have been changed by transactions permitted by the Loan Documents;





REVOLVING CREDIT AGREEMENT             27

       (d) ADDITIONAL DOCUMENTATION. Agent shall have received such additional approvals, opinions, or documents as are required by the terms and provisions of this Agreement or any other Loan Document; and

       (e) ADVANCES OR ISSUANCES FOR PERMITTED ACQUISITIONS. If the Advance or Issuance is in connection with a Permitted Acquisition, Agent shall have received a certificate, executed by the President or a Vice President of Borrower, confirming the satisfaction of all other requirements set forth in the definition of "Permitted Acquisition" that are required to be completed on or before consummation of the Permitted Acquisition.

SECTION 5     REPRESENTATIONS AND WARRANTIES.

       Borrower hereby represents and warrants as follows:

       5.1 ORGANIZATION AND GOOD STANDING. Each of the Companies is a corporation duly organized and in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and is in good standing in all states in which it is doing business, has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged in each jurisdiction in which it operates, and is or will be qualified in those states wherein it proposes to transact business in the future.

       5.2 AUTHORIZATION AND POWER. Each of the Companies has full power and authority to execute, deliver, and perform the Loan Documents executed by such Person, all of which has been duly authorized by all proper and necessary corporate action.

       5.3 NO CONFLICTS OR CONSENTS. Neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute, or regulation to which any Company is subject, any judgment, license, order, or permit applicable to any Company, any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument binding on any Company, or any provision of the charter or bylaws of any Company. No consent, approval, authorization, or order of any court, Governmental Authority, stockholder, or third party is required in connection with the execution, delivery, or performance by each Company of any of the Loan Documents executed by such Person, except for any change in control requirements of applicable Governmental Authorities in connection with the exercise of rights and remedies in the Collateral under the Collateral Documents.

       5.4 ENFORCEABLE OBLIGATIONS. The Loan Documents have been duly executed and delivered by each Company, as appropriate, are the legal and binding obligations of each Company, as appropriate, and are enforceable in accordance with their respective terms, except as limited by Debtor Laws.

       5.5 NO LIENS. Except for the Permitted Liens, all of the properties and assets of each Company are free and clear of all Liens and other adverse claims of any nature, and each Company has good and marketable title to such properties and assets.

       5.6 FINANCIAL CONDITION. Borrower has delivered to Agent copies of the financial statements (a) of the Companies, as of June 30, 1996, and (b) of OraCare Consultants, Inc., and OraCare DPO, Inc. as of June 30, 1996, such financial statements are true and correct, fairly represent the financial condition of the Companies, OraCare Consultants, Inc., and OraCare DPO, Inc., as appropriate, as of such dates and have been prepared in accordance with GAAP; as of the date hereof, there are no obligations, liabilities, or Indebtedness (including contingent and indirect liabilities) of any Company, OraCare Consultants, Inc., or





REVOLVING CREDIT AGREEMENT             28

OraCare DPO, Inc., which are material and are not reflected in such financial statements; no Material Adverse Effect has occurred since the date of such financial statements.

       5.7 INDEBTEDNESS. As of the date hereof, the Companies have no Indebtedness, except as disclosed in the financial statements described in
SECTION 5.6 or on SCHEDULE 5.7.

       5.8 FULL DISCLOSURE. There is no fact known to Borrower that Borrower has not disclosed to Agent which could have a Material Adverse Effect. No certificate or statement delivered by any Company to Agent or any Lender in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

       5.9 NO POTENTIAL DEFAULT. No event has occurred and is continuing which constitutes a Potential Default or an Event of Default.

       5.10 MATERIAL AGREEMENTS. Borrower has provided Agent with copies of all material contracts and agreements to which it or any of the Companies is a party, or by which any of its or their respective properties is bound, the breach of which or the occurrence of a default under would cause a Material Adverse Effect. No Company is in default in any material respect under any contract or agreement to which it is a party or by which any of its properties is bound, the breach of which or the occurrence of a default under would cause a Material Adverse Effect.

       5.11 NO LITIGATION. Except as disclosed in writing on SCHEDULE 5.11 hereto, there are no actions, suits or legal, equitable, arbitration, or administrative proceedings pending, or to the knowledge of Borrower threatened, against any Company that could, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against any Company.

       5.12 USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Advances have been and will be used by Borrower solely for the purposes specified in the preamble. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System, or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulations. If requested by any Lender, Borrower will furnish to such Lender a statement in conformity with the requirements of the Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect. No part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

       5.13 TAXES. All tax returns required to be filed by each Company in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon each Company, or upon any of its properties, income, or franchises have been paid, except for taxes being contested in good faith by appropriate proceedings diligently projected and as to which adequate reserves have been established in accordance with GAAP. Borrower has no knowledge of any proposed tax assessment against any Company that will have, or is reasonably likely to have, a Material Adverse Effect.

       5.14 SUBSIDIARIES. Set forth on SCHEDULE 5.14 hereto is a complete and accurate list of all Subsidiaries of Borrower as of the date hereof, showing as of such date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock outstanding on the date hereof, the owner of the outstanding shares of each such class owned, and the jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation. All of the outstanding capital stock of all





REVOLVING CREDIT AGREEMENT             29

Subsidiaries has been validly issued, is fully paid and nonassessable, and is owned by Borrower or a Subsidiary of Borrower free and clear of all Liens, other than the Liens under the Collateral Documents.

       5.15 CHIEF EXECUTIVE OFFICE, ETC. The Chief Executive office of Borrower and each other Company is in Dallas, Texas. Borrower and each other Company, as the case may be, maintain their respective principal records and books at such addresses.

       5.16   COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS.

       (a) Except as disclosed on SCHEDULE 5.16-1: (i) each Company is in compliance with its respective articles of incorporation, charter, and bylaws, and all Legal Requirements which are applicable to it or to the conduct or operation of its business for the ownership or use of any of its assets; and
(ii) no Company has received any notice or other communication from any Governmental Authority or other Person of any event or circumstance which could constitute a violation of, or failure to comply with, any Legal Requirement.

       (b) Except as disclosed on SCHEDULE 5.16-1: (i) each Company is in compliance with all of the terms and requirements of each Governmental Authorization held by such Company; (ii) no Company has received any notice or other communication from any Governmental Authority or other Person of any event or circumstance which could constitute a violation of, or failure to comply with, any term or requirement of any Governmental Authorization, or of any actual or potential revocation, withdrawal, cancellation, or termination of, or material modification to, any Governmental Authorization; (iii) all applications required to have been filed for the renewal of any required Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities; (iv) all Governmental Authorizations of the Companies are transferrable to the Companies; (v) upon consummation of the transactions contemplated hereby, the Companies will lawfully hold all such Governmental Authorizations; and (vi) none of the Governmental Authorizations will terminate upon consummation of the transactions contemplated hereby.

       (c) Set forth on SCHEDULE 5.16-2 is a list of each of the Governmental Authorizations of the Companies: (i) necessary to permit each Company to lawfully conduct and operate its respective business in the manner it currently conducts and operates such business and to permit such Company to own and use its assets in the manner in which it currently owns and uses such assets; and (ii) necessary to permit each Company, upon the consummation of the transactions contemplated hereby, to lawfully conduct and operate its business and to permit each Company to own and use its assets, where the failure to have such Governmental Authorization would have a Material Adverse Effect.

       5.17 CASUALTIES. Neither the business nor the properties of any Company has been adversely affected by any environmental hazard, fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

       5.18 SUFFICIENCY OF CAPITAL. Each Company is, and after consummation of this Agreement and after giving effect to all Indebtedness incurred and Liens created by the Companies in connection herewith will be, Solvent.

       5.19 ERISA. The Companies are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute





REVOLVING CREDIT AGREEMENT             30
proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. None of the Companies nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Companies and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation, date of the Plan and in accordance with ERISA. None of the Companies nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

       5.20 LABOR MATTERS. There are no strikes, lockouts, disputes, or other controversies pending between any Company and any of its employees, which could have a Material Adverse Effect.

       5.21 INSURANCE. Each Company maintains insurance policies and programs in amounts sufficient to cover the replacement value of properties and assets of such Company.

       5.22 ACQUISITION. The Stock Purchase Agreements previously delivered to Agent are true and correct copies of such agreements, and Borrower has delivered to Agent true and correct copies of all amendments, supplements, and modifications thereto. Borrower has provided to Agent all material information regarding the OraCare Acquisition.

       5.23 INVESTMENT COMPANY ACT. No Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       5.24 PUBLIC UTILITY HOLDING COMPANY ACT. No Company is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       5.25 REPRESENTATIONS AND WARRANTIES. Each Notice of Borrowing and Notice of LC shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Potential Default or Event of Default exists, and that all representations and warranties contained in this SECTION 5 or in any other Loan Document are true and correct on and as of the date the requested Advance or Issuance is to be made.

       5.26 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Borrower herein shall survive delivery of the Notes and the making of the Loan, and any investigation at any time made by or on behalf of Agent or any Lender shall not diminish Agent's or Lenders' right to rely thereon.

SECTION 6     AFFIRMATIVE COVENANTS.

       So long as Lenders have any commitment to make Advances or Issuances hereunder, and until payment in full of the Obligation, Borrower covenants that:

       6.1 FINANCIAL STATEMENTS, REPORTS, AND DOCUMENTS. Borrower shall deliver to Agent, with copies for each Lender, each of the following:

       (a) QUARTERLY STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year of Borrower, copies of the consolidated and consolidating balance sheet of the Companies as of the end of such quarterly fiscal period, and statements of income, retained earnings, and changes in cash flow of the Companies for that quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in





REVOLVING CREDIT AGREEMENT             31
comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of Borrower as being true and correct in all material respects and as having been prepared in accordance with GAAP, subject to year-end audit adjustments;

       (b) ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, copies of the consolidated and consolidating balance sheet of the Companies as of the close of such fiscal year and statements of income, retained earnings, and changes in cash flow of the Companies for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of independent public accountants of recognized national standing, selected by Borrower and reasonably satisfactory to Agent, to the effect that (i) such consolidated financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur), (ii) the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (iii) in making their audit, such accountants have not become aware of any condition or event which would constitute a Potential Default or an Event of Default under any of the terms or provisions of this Agreement (insofar as any such terms or provisions pertain to accounting matters) and, if any such condition or event then exists, specifying the nature and period of existence thereof;

       (c) COMPLIANCE CERTIFICATE. Within forty-five (45) days after the end of each fiscal quarter of Borrower hereafter, a certificate executed by the chief financial officer or chief executive officer of Borrower, stating that a review of the activities of Borrower during such fiscal quarter has been made under his supervision, and that Borrower has performed each and every obligation and covenant contained herein, and is not in default under any of the same, or, if any such default shall have occurred, specifying the nature and status thereof, and setting forth a computation in reasonable detail as of the end of the period covered by such statements, of compliance with SECTIONS
7.14 through 7.19;

       (d) QUARTERLY ACTUARIAL RESERVES. As soon as available, and in any event within forty five (45) days after the end of each quarterly fiscal period of each fiscal year of Borrower, copies of all actuarial Reserves reports of each Company;

       (e) OTHER INFORMATION. Such other information concerning the business, properties, or financial condition of Borrower or any other Company as Agent or any Lender shall reasonably request including (i) audit reports,
(ii) registration statements or other reports or notices provided to shareholders of Borrower or filed with the Securities and Exchange Commission,
(iii) all material reports, filings, and other notices filed with any Governmental Authority, and (iv) all press releases and other statements made available generally by Borrower to the public concerning material developments in the business of Borrower or any other Company.

       6.2 PAYMENT OF TAXES AND OTHER INDEBTEDNESS. Borrower shall, and shall cause each of the other Companies to, pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (b) all lawful claims (including claims for labor, materials, and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (c) all of its other Indebtedness, except as prohibited under the Loan Documents; provided, however, that Borrower and each of the other Companies shall not be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and cash reserves therefor have been established in accordance with GAAP.





REVOLVING CREDIT AGREEMENT             32

       6.3 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. Borrower shall, and shall cause each of the other Companies to, preserve and maintain its corporate existence (except as permitted by SECTION 7.9) and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority.

       6.4 NOTICE OF DEFAULT. Borrower shall furnish to Agent, immediately upon becoming aware of the existence of any condition or event which constitutes a Potential Default or an Event of Default, written notice specifying the nature and period of existence thereof, and the action that Borrower is taking or proposes to take with respect thereto.

       6.5 OTHER NOTICES. Borrower shall, and shall cause each of the other Companies to, promptly notify Agent of (a) any event or circumstance which could have a Material Adverse Effect, (b) any default by a Company under any material agreement, contract, or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by any Company, (c) any material adverse claim against or affecting any Company or any of its Properties, which could result in a Material Adverse Effect, and (d) the commencement of, and any material adverse determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting any Company.

       6.6 OPERATIONS AND PROPERTIES. Borrower shall, and shall cause each of the other Companies to, (a) act prudently and in accordance with customary industry standards in managing and operating its assets and properties, and (b) keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

       6.7 BOOKS AND RECORDS; ACCESS. Borrower shall, and shall cause each of the other Companies to, give any representative of Agent and each Lender access during all business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of Borrower or such other Company and relating to its affairs, and to inspect any of the properties of Borrower or such other Company. Borrower shall, and shall cause each of the other Companies to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

       6.8 COMPLIANCE WITH LAW. Borrower shall, and shall cause each of the other Companies to, comply with all Legal Requirements, and all orders of any Governmental Authority, a breach of which could have a Material Adverse Effect.

       6.9 INSURANCE. Borrower shall, and shall cause each of the other Companies to, keep all insurable property, real and personal, adequately insured at all times in such amounts and against such risks as are customary for Persons in similar businesses operating in the same vicinity, specifically to include a policy of hazard, casualty, fire, and extended coverage insurance covering all assets, business interruption insurance (where feasible), liability insurance, and worker's compensation insurance, in every case under a policy with a financially sound and reputable insurance company, and with only such deductibles as are customary.

       6.10 AUTHORIZATIONS AND APPROVALS. Borrower shall, and shall cause each of the other Companies to, promptly obtain, from time-to-time at its own expense, all such Governmental Authorizations as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.





REVOLVING CREDIT AGREEMENT             33

       6.11 FURTHER ASSURANCES. Borrower shall, and shall cause each of the other Companies to, make, execute and deliver, or file, or cause the same to be done, all such notices, additional agreements, mortgages, assignments, financing statements, or other assurances, and take any and all such other action, as Agent may, from time-to-time, deem reasonably necessary or proper in connection with any of the Loan Documents, the obligations of the Companies thereunder.

       6.12   INDEMNIFICATION.

       (a)    AS USED IN THIS SECTION: (i) "INDEMNITOR" MEANS THE COMPANIES;
(ii) "INDEMNITEE" MEANS AGENT, ISSUING BANK, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE OF AGENT, ISSUING BANK, OR ANY LENDER, EACH PRESENT AND FUTURE OFFICER, AGENT, OR OTHER REPRESENTATIVE OF AGENT, ISSUING BANK, ANY LENDER, OR ANY OF THOSE AFFILIATES, AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN OF AGENT, ISSUING BANK, ANY LENDER, OR ANY OF THOSE AFFILIATES OR OFFICERS, AGENTS, OR OTHER REPRESENTATIVES; AND (iii) "INDEMNIFIED LIABILITIES" MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL, AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES, AND OBLIGATIONS -- AND ALL PRESENT AND FUTURE COSTS, EXPENSES, AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (A) LOAN DOCUMENT, TRANSACTION CONTEMPLATED BY ANY LOAN DOCUMENT, OR COLLATERAL, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, THE COLLATERAL, OR ANY ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY LOAN DOCUMENT, OR (C) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

       (b) EACH INDEMNITOR SHALL JOINTLY AND SEVERALLY INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

       (c) THE FOREGOING PROVISIONS (i) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (ii) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (iii) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (iv) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

       (d) No Indemnitee is entitled to be indemnified under the Loan Documents for its or its agents', contractors', or employees' own fraud, gross negligence, or willful misconduct.

       (e) THE PROVISIONS OF AND INDEMNIFICATION AND OTHER UNDERTAKINGS UNDER THIS SECTION SURVIVE THE FORECLOSURE OF ANY LIEN OR ANY TRANSFER IN LIEU OF THAT FORECLOSURE, THE SALE OR OTHER TRANSFER OF ANY COLLATERAL TO ANY PERSON, THE SATISFACTION OF THE OBLIGATION, THE TERMINATION OF THE LOAN DOCUMENTS, AND THE RELEASE OF ANY OR ALL LIENS.





REVOLVING CREDIT AGREEMENT             34

       6.13 RESERVES. Borrower shall, and shall each of the other Companies to, maintain Reserves in accordance with all Legal Requirements of any Governmental Authority.

       6.14 INFORMATION RELATING TO PROPOSED ACQUISITIONS. Borrower shall keep Agent and Lenders informed of the relevant information and status of, and will share with Agent and Lenders and provide copies to the extent possible, of all material due diligence information relating to any proposed Acquisition with respect to which Borrower or any other Company enters into a letter of intent or acquisition agreement, during the term of this Agreement.

       6.15 AFTER-ACQUIRED SUBSIDIARIES. Concurrently upon the formation or Acquisition by Borrower or any other Company of any Subsidiary after the date hereof (pursuant to a Permitted Acquisition or otherwise) (an "AFTER-ACQUIRED SUBSIDIARY"), Borrower shall cause the After-Acquired Subsidiary to deliver copies of the articles of incorporation, bylaws, and resolutions (or other corresponding constituent documents) and shall cause the appropriate Company to execute a Pledge Agreement, as shall be required by Agent to create first priority Liens in favor of Agent, for the benefit of Lenders, in such After-Acquired Subsidiary's capital stock, to secure the Obligation.

       6.16 ERISA. Borrower shall, and shall cause each of the other Companies to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

SECTION 7     NEGATIVE  COVENANTS.

       So long as Lenders has any commitments to make Advances or Issuances hereunder, and until payment in full of the Obligation, Borrower covenants that:

       7.1 LIMITATION ON INDEBTEDNESS. Borrower shall not, and shall not permit any of the other Companies to, incur, Guarantee, or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except
(a) Indebtedness arising out of this Agreement, (b) Indebtedness secured by the Permitted Liens (except for liabilities borrowed or guaranteed after the date hereof), (c) current liabilities for taxes and assessments incurred in the ordinary course of business, (d) Indebtedness in respect of current accounts payable or accrued (other than for borrowed funds or purchase money obligations) and incurred in the ordinary course of business, provided that all such liabilities, accounts, and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, (e) purchase money Indebtedness not to exceed $250,000.00 in any year or $500,000.00 at any time outstanding, (f) Guaranties permitted pursuant to SECTION 7.11, (g) Indebtedness under the Existing LC Agreements, and (h) Indebtedness payable to the sellers in connection with the OraCare Acquisition and secured by Lcs issued pursuant to this Agreement, which Indebtedness shall mature on of before Janauary 15, 1997.

       7.2 NEGATIVE PLEDGE. Borrower shall not, and shall not permit any of the other Companies to, create, incur, permit, or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, including, without limitation, the capital stock of any Subsidiary, except for Permitted Liens.

       7.3 NEGATIVE PLEDGE AGREEMENTS. Borrower shall not, and shall not permit any of the other Companies to, enter into any agreement (excluding this Agreement or any of the other Loan Documents) prohibiting the creation or assumption of any Lien upon any of its property, revenues, or assets, whether now owned or hereafter acquired, or the ability of any Company to make any payment, directly or indirectly, to Borrower or another Company by way of Distributions, advances, repayments of loans, repayments of expenses, accruals or otherwise.





REVOLVING CREDIT AGREEMENT             35

       7.4 RESTRICTIONS ON DISTRIBUTIONS. Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Distribution. Borrower shall not permit any of the other Companies to directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to Borrower or a Company that is wholly-owned by Borrower.

       7.5 LIMITATION ON INVESTMENTS. Borrower shall not, and shall not permit any of the other Companies to, make or have outstanding any Investments in any Person, except for (a) the Companies' ownership of stock of Subsidiaries (either existing on the date hereof or formed or acquired in accordance with SECTION 6.15), (b) Temporary Cash Investments, (c) Other Permitted Investments,
(d) other Investments (including loans or advances to providers) not to exceed $500,000.00 in the aggregate at any time outstanding, (e) the loan to Peter Barnett, in the maximum principal amount of $953,125.00, to finance the Acquisition by Peter Barnett of OraCare Dental Associates, P.A., a New Jersey practice association, and (f) such other "cash equivalent" investments as Agent may from time-to-time approve.

       7.6 CERTAIN TRANSACTIONS. Borrower shall not, and shall not permit any of the other Companies to, enter into any transaction with, or pay any management fees to, any Affiliate, other than another Company; provided, however, that the Companies may enter into transactions with Affiliates upon terms not less favorable to the Companies than would be obtainable at the time in comparable, arms-length transactions with Persons other than Affiliates.

       7.7 ISSUANCE OF SHARES. Borrower shall not, and shall not permit any of the other Companies to, issue, sell, or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants, or options to purchase or acquire any shares or securities, except (a) Permitted Equity Issuances, and (b) to Borrower or another Company, so long as Borrower or another Company simultaneously pledges such shares to Agent, for the benefit of Lenders, to secure the Obligation.

       7.8 LIMITATION ON SALE OF PROPERTIES. Borrower shall not, and shall not permit any of the other Companies to (a) sell, assign, exchange, lease, or otherwise dispose of any of its properties, rights, assets, or business, whether now owned or hereafter acquired, including, without limitation, the capital stock of any Subsidiary, except in the ordinary course of its business and for a fair consideration, or (b) sell, assign, or discount any accounts receivable.

       7.9 LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Borrower shall not, and shall not permit any of the other Companies to, dissolve or liquidate, or become a party to any merger or consolidation, or sell, transfer, lease, or otherwise dispose of all or any substantial part of its property or assets or business; provided, however, that the foregoing shall not operate to prevent mergers or consolidations of any Subsidiary into Borrower or another Subsidiary (if such transaction does not reduce the Tangible Net Worth of the survivor) or a sale, transfer, or lease of assets by any Subsidiary to Borrower.

       7.10 LINES OF BUSINESS. Borrower shall not, and shall not permit any of the other Companies to, directly or indirectly, engage in any business other than those in which it is presently engaged, or discontinue any of its material existing lines of business.

       7.11 GUARANTIES. Borrower shall not, and shall not permit any of the other Companies to, become or be liable in respect of any Guaranty, other than Guaranties by any Company of Indebtedness of providers under Prepaid Plans so long as such Indebtedness does not exceed $400,000.00 in the aggregate at any time outstanding.

       7.12 LEASES; SALE AND LEASEBACK. Borrower shall not, and shall not permit any of the other Companies to, enter into any arrangement with any Person pursuant to which Borrower or any of the





REVOLVING CREDIT AGREEMENT             36

Subsidiaries will lease, as lessee, any property which it owned as of the date hereof and which it sold, transferred, or otherwise disposed of to such other Person.

       7.13 PREPAYMENT OF INDEBTEDNESS. Borrower shall not, and shall not permit any of the other Companies to, prepay any Indebtedness, except the Obligation.

       7.14 MINIMUM NET WORTH. Borrower shall not permit, as of any date, Net Worth of the Companies, to be less than the sum of (a) $64,000,000.00 plus
(b) one hundred percent (100%) of the Net Cash Proceeds from any Permitted Equity Issuances (other than pursuant to options issued pursuant to employee or director stock option plans or warrants issued to employees or directors of a Company)

       7.15 FIXED CHARGE COVERAGE. Borrower shall not, as of the last day of each fiscal quarter of Borrower during the periods set forth below, permit the ratio of (a) the sum of (i) Consolidated Adjusted Net Income, (ii) depreciation and amortization expense, (iii) operating lease expenses, (iv) rent expenses,
(v) Interest Expense, and (vi) income taxes deducted from Consolidated Adjusted Net Income in accordance with GAAP, to (b) the sum of (i) Interest Expense,
(ii) Assumed Debt Service, (iii) operating lease expenses, and (iv) rent expenses, in each case for the Companies and for the four (4) fiscal quarters ending on the date of determination, to be less than the ratio set forth opposite such period below:

  ================================================================
                       PERIOD                           RATIO
  ================================================================
  Date hereof through December 31, 1996              1.10 to 1.0
  ----------------------------------------------------------------
  January 1, 1997 through December 31, 1997          1.25 to 1.0
  ----------------------------------------------------------------
  January 1, 1998 through December 31, 1998          1.35 to 1.0
  ----------------------------------------------------------------
  January 1, 1999 through December 31, 1999          1.50 to 1.0
  ----------------------------------------------------------------
  January 1, 2000 and thereafter                     1.75 to 1.0
  ================================================================

       7.16 FUNDED DEBT TO EBITDA. Borrower shall not, as of any date during the term of this Agreement, permit the Funded Debt to EBITDA Ratio to exceed
3.0 to 1.0.

       7.17 FUNDED DEBT TO TOTAL CAPITALIZATION. Borrower shall not, as of any date during the term of this Agreement, permit the ratio of Funded Debt to Total Capitalization to exceed 0.50 to 1.00.

       7.18 LIQUIDITY COVERAGE RATIO. Borrower shall not, as of any date during the term of this Agreement, permit the ratio of (a) Liquid Assets to (b) the sum of (i) accounts payable, (ii) accrued expenses, and (iii) Reserves, to be less than 1.5 to 1.0.

       7.19 CAPITAL EXPENDITURES. Borrower shall not permit the aggregate amount of all Capital Expenditures made by the Companies during any fiscal year ending after the date hereof to exceed $5,000,000.00.





REVOLVING CREDIT AGREEMENT             37

SECTION 8     EVENTS OF DEFAULT.

       8.1 EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

       (a) Borrower shall fail to pay when due the Obligation or any part thereof, including, but not limited to, fees, interest, or principal, and such failure shall continue for three (3) days after such payment becomes due; or

       (b) any representation or warranty made under this Agreement, or any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made or deemed to have been made; or

       (c) default shall occur in the performance of any of the covenants or agreements of any Company contained herein, or in any of the other Loan Documents; provided, however, if the Event of Default arises solely because of a default in the performance of a covenant contained in SECTIONS 6.2, 6.3, 6.6, 6.8, 6.9, 6.10, 6.11, 6.13 and SECTIONS 7.14 through 7.19, then Agent and
Lenders shall not be entitled to exercise any right or remedy under SECTION 8.2 until thirty (30) days after such Event of Default occurs; or

       (d) default shall occur in the payment of any Indebtedness (other than the Obligation) of any Company in excess of $500,000.00, or default shall occur in respect of any note or credit agreement relating to any such Indebtedness, and such default shall continue for more than the period of grace, if any, specified therein; or

       (e) any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against the Person executing the same in accordance with its terms, shall be terminated, become or be declared ineffective or inoperative, or cease to provide the respective liens, security interests, rights, titles, interests, remedies, powers, or privileges intended to be provided thereby; or any Company shall deny that such Person has any further liability or obligation under any of the Loan Documents; or

       (f) any Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due, or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy, or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization, or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing; or

       (g) an involuntary proceeding shall be commenced against any Company seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of such Person, or all or substantially all of such Person's assets, and such proceeding shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority, approving a petition or complaint seeking reorganization of any Company or appointing a receiver, custodian, trustee, liquidator, or other similar official of such Person, or of all or substantially all of such Person's assets; or





REVOLVING CREDIT AGREEMENT             38

       (h) any final judgment(s) for the payment of money in excess of the sum of $500,000.00 in the aggregate shall be rendered against any Company, and such judgment(s) shall not be satisfied or discharged or enforcement thereof stayed at least ten (10) days prior to the date on which any of such Person's assets could be lawfully sold to satisfy such judgment; or

       (i)    a Change in Control shall occur; or

       (j) any of the following events shall occur or exist with respect to any Company or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could subject any Company to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could exceed $500,000.00.

       8.2 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall occur, Agent may, at the request of the Required Lenders, without notice, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Agent, at the request of Lenders, in their discretion may deem necessary or appropriate: (a) terminate the commitment to lend hereunder, (b) declare the Obligation, or any part thereof, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (c) reduce any claim to judgment, or (d) without notice of default or demand, pursue and enforce any of Agent's or Lenders' rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in SECTIONS 8.1(f) or (g) shall occur, the Obligation shall thereupon become due and payable concurrently therewith, and Lenders' obligation to lend shall immediately terminate hereunder, without any further action by Agent or Lenders and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives.

       8.3 PERFORMANCE BY LENDER. Should Borrower fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent at its principal office in Dallas, Texas, together with interest thereon at the Maximum Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Agent shall not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents, and none of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Agent the right or power to exercise control over the management and affairs of Borrower.





REVOLVING CREDIT AGREEMENT             39

SECTION 9     THE AGENT.

       9.1    THE AGENT.

       (a) APPOINTMENT. Each Lender appoints Agent (including, without limitation, each successor Agent in accordance with this SECTION 9) as its nominee and agent to act in its name and on its behalf (and Agent and each such successor accepts that appointment): (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents);
(iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any Collateral, for the benefit of Lenders; (vi) to promptly distribute to it all financial statements, compliance certificates, notices received hereunder, and other items specifically required to be delivered to it hereunder, and, upon request, such other material information, requests, documents, and items received under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Legal Requirement.

       (b) SUCCESSOR. Agent may assign all of its rights and obligations as Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Agent under the Loan Documents. Agent may also voluntarily resign by notice to Borrower and Lenders, and shall resign upon the request of the Required Lenders for cause (i.e., Agent is continuing to fail to perform its responsibilities as Agent under the Loan Documents). If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of the Required Lenders), then the Required Lenders shall (which, if no Potential Default or Event of Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Agent from among Lenders (other than the resigning Agent). If the Required Lenders fail to appoint a successor Agent within thirty (30) days after the resigning Agent has given notice of resignation or the Required Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent (which, if no Potential Default or Event of Default exists, is subject to Borrower's approval that may not be unreasonably withheld), which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000.00 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P. Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of the Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Documents, the provisions of this SECTION inure to its benefit as to any actions taken or not taken by it while it was the Agent under the Loan Documents.

       (c) RIGHTS AS LENDER. Agent, in its capacity as a Lender, has the same rights under the Loan Documents as any other Lender and may exercise those rights as if it were not acting as an Agent. The term "Lender," unless the context otherwise indicates, includes the Agent. Agent's resignation or removal does not impair or otherwise affect any rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree Agent is not a fiduciary for Lenders or for Borrower but is simply acting in the





REVOLVING CREDIT AGREEMENT             40
capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents, and that Agent in its capacity as a Lender has the same rights as any other Lender.

       (d) OTHER ACTIVITIES. Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or another Company, act as trustee or depositary for Borrower or another Company, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the rights of Lenders specifically set forth in the Loan Documents, neither Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

       9.2 EXPENSES. Should Agent commence any proceeding or in any way seek to enforce its rights under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure, or otherwise, each Lender, upon demand therefor from time-to-time, shall contribute its share (based on its Pro Rata Part) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Part) of all reasonable costs and expenses incurred by Agent (including reasonable attorneys' fees and expenses) if Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any Lien in any of the Collateral, or to enforce any rights of Agent or any of Borrower's or any other Company's obligations under any of the Loan Documents, but not with respect to any dispute between Agent and any other Lender(s). Any loss of principal and interest resulting from any Potential Default or Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Parts. It is understood and agreed that if Agent determines that it is necessary to engage counsel for Lenders from and after the occurrence of a Potential Default or Default, then said counsel shall be selected by Agent and written notice of the same shall be delivered to Lenders.

       9.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

       9.4 DELEGATION OF DUTIES; RELIANCE. Lenders may perform any of their duties or exercise any of their rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their rights under the Loan Documents by or through their respective officers, agents, or other representatives. Agent, Lenders, and their respective officers, agents, or other





REVOLVING CREDIT AGREEMENT             41
representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this CLAUSE (A) permits Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Potential Default or Event of Default unless a responsible officer of Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

       9.5    LIMITATION OF AGENT'S LIABILITY.

       (a) EXCULPATION. Neither Agent nor any of its Affiliates or officers, agents or other representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its Affiliates or officers, agents, or other representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

       (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from Lenders, or the Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, then Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its officers, agents, or other representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

       (c) RELIANCE. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of Borrower or any other Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any Collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the Collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS OFFICERS, AGENTS, AND OTHER REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA PART) ANY AND ALL LIABILITIES, OBLIGATIONS,





REVOLVING CREDIT AGREEMENT             42

LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF SUCH AGENT AND ITS OFFICERS, AGENTS OR OTHER REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH AGENT AND ITS OFFICERS, AGENTS, AND OTHER REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, AGENT AND ITS OFFICERS, AGENTS, AND OTHER REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

       9.6 DEFAULT. While a Default exists, Lenders agree to promptly confer in order that the Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of Lenders. Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Required Lenders or all Lenders, as the case may be. In actions with respect to any Company's property, Agent is acting for the ratable benefit of each Lender.

       9.7    COLLATERAL MATTERS.

       (a) Each Lender authorizes and directs Agent to enter into the Loan Documents and agrees that any action taken by Agent concerning any Collateral (with the consent or at the request of the Required Lenders) in accordance with any Loan Document, that Agent's exercise (with the consent or at the request of the Required Lenders) of powers concerning the Collateral in any Loan Document, and that all other reasonably incidental powers are authorized and binding upon all Lenders.

       (b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time-to-time before a Potential Default or Event of Default, to take any action with respect to any Collateral or Loan Documents related to Collateral that may be necessary to perfect and maintain Agent's Liens in the Collateral.

       (c) Except to use the same standard of care that it ordinarily uses for collateral for its sole benefit, Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

       (d) Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Documents as it normally and customarily exercises in respect of similar collateral and security documents.

       9.8 LIMITATION OF LIABILITY. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

       9.9 RELATIONSHIP OF LENDERS. The Loan Documents do not create a partnership or joint venture among Agent and Lenders or among Lenders.





REVOLVING CREDIT AGREEMENT             43

       9.10 BENEFITS OF AGREEMENT. None of the provisions of this SECTION inure to the benefit of any Company or any other Person except Agent and Lenders. Therefore, no Company nor any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of Agent or any Lender to comply with these provisions.

SECTION 10    MISCELLANEOUS.

     10.1 ACCOUNTING REPORTS. All financial reports or projections, furnished by any Person to Agent and Lenders pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to Agent, shall be prepared on the same basis as those prepared by such Person in prior years, and, where applicable, shall be the same financial reports and projections as those furnished to such Person's officers and directors.

     10.2 WAIVER. No failure to exercise, and no delay in exercising, on the part of Agent or Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Agent and Lenders under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of any Loan Document, nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     10.3     PAYMENT OF EXPENSES.  Borrower hereby agrees to pay on demand:
(a) all reasonable costs and expenses of Agent in connection with the preparation, negotiation, syndication, execution, and delivery of this Agreement and the other Loan Documents including, without limitation, the legal fees and reasonable expenses of legal counsel for Agent; (b) all reasonable costs and expenses of Agent in connection with any and all amendments, modifications, renewals, extension, and supplements of any of the Loan Documents; (c) all reasonable costs and expenses of Agent and Lenders in connection with any Event of Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for Agent and Lenders; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document; and (f) all other reasonable costs and expenses incurred by Agent in connection with this Agreement or any other Loan Document.

     10.4 NOTICES. Any communications required or permitted to be given by any of the Loan Documents must be (a) in writing and personally delivered or mailed by prepaid certified or registered mail, or (b) made by facsimile transmission delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party shown opposite its name on the signature pages hereof. Any such communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or, if transmitted by facsimile transmission, on the day that such communication is transmitted as aforesaid subject to telephone confirmation of receipt; provided, however, that any notice received by Agent after 12:00 Noon Dallas, Texas time on any day from Borrower pursuant to SECTION 2.2 or 2.3 (with respect to a Notice of Borrowing or Notice of LC) shall be deemed for the purposes of such section to have been given by Borrower on the next succeeding day, or if mailed, on the third day after it is marked as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this SECTION 10.4.





REVOLVING CREDIT AGREEMENT             44

     10.5 GOVERNING LAW. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement, and interpretation of this Agreement and all of the other Loan Documents.

     10.6 CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION. Any suit, action, or proceeding against Borrower with respect to this Agreement, the Notes, or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas, as Agent and Lender in their sole discretion may elect and Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Borrower hereby irrevocably consents to the service of process in any suit, action, or proceeding in said court by the mailing thereof by Agent by registered or certified mail, postage prepaid, to Borrower's address shown opposite its name on the signature pages hereof. Nothing herein or in any of the other Loan Documents shall affect the right of Agent to serve process in any other manner permitted by law or shall limit the right of Agent or Lenders to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdiction. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any Note brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum. Any action or proceeding by Borrower against Agent or Lenders shall be brought only in a court located in Dallas County, Texas.

     10.7 INVALID PROVISIONS. Any provision of any Loan Document held by a court of competent jurisdiction to be illegal, invalid, or unenforceable shall not invalidate the remaining provisions of such Loan Document, which shall remain in full force, and the effect thereof shall be confined to the provision held invalid or illegal.

     10.8 MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Loan Documents, neither Agent nor any Lender shall never be entitled to receive, collect, or apply as interest on the Notes any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Agent or any Lender ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal, and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium, rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note; provided that, if the Notes are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Agent and Lenders shall refund to Borrower the amount of such excess, or credit the amount of such excess against the principal amount of the Notes, and, in such event, Agent and Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Rate.

     10.9 NONLIABILITY OF LENDERS. The relationship between Borrower and Lenders is, and shall at all times remain, solely that of Borrower and Lenders, and Lenders have no fiduciary or other special relationship with Borrower.





REVOLVING CREDIT AGREEMENT             45

     10.10 ARTICLE 15.10(b). Borrower, Agent, and Lenders hereby agree that, except for SECTION 15.10(b) thereof, the provisions of Art. 5069-15.01 et seq. of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to the Loan Documents.

     10.11    SUCCESSORS AND ASSIGNS.

       (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and all Lenders. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Lender, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or
(D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Lender.

       (b) Borrower and Lenders agree that any Lender (an "ASSIGNING LENDER") may at any time assign to one or more Eligible Assignees all, or a portion of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and Advances) (each an "ASSIGNEE"); provided, however, that (i) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments of the assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000.00, and (ii) the parties to each such assignment shall execute and deliver to Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,000.00. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by Agent, (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and
(y) the Lender that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto).

       (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender and its Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty





REVOLVING CREDIT AGREEMENT             46
and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Company or the performance or observance by Borrower or any Company of its obligations under the Loan Documents; (iii) the Assignee confirms that it has received copies of the Loan Documents, together with copies of the financial statements referred to in SECTION 5.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the Assignee will, independently and without reliance upon Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) the Assignee confirms that it is an Eligible Assignee; (vi) the Assignee appoints and authorizes Agent to take such action as Agent on its behalf and exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

       (d) Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time-to-time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent, and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time-to-time upon reasonable prior notice.

       (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee (or other assignee permitted hereunder), together with any Note subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and
(iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at its expense, shall execute and deliver to Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee (or other assignee permitted hereunder) in an amount equal to the portion of the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Lender has retained a portion of the Commitments, a new Note to the order of the Assigning Lender in an amount equal to the portion of the Commitments retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of EXHIBIT B.

       (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION, disclose to the Assignee or participant or proposed Assignee or participant, any information relating to any Company furnished to such, Lender by or on behalf of any Company, subject to the confidentiality requirements in SECTION 10.19.

       (g) Notwithstanding any other term of this Agreement to the contrary, any Lender may (without requesting the consent of either Agent or Borrower) pledge its Note to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.





REVOLVING CREDIT AGREEMENT             47

       (h) Notwithstanding any other term of this Agreement to the contrary, any Lender may assign all, or a portion of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and Advances) to an Affiliate of such Lender or any other Lender, provided that:

              (i) such assignor Lender has obtained the written consent of Agent (which consent shall not be unreasonably delayed or withheld) if the effect of such assignment or delegation shall entitle such Affiliate or other Lender to claim compensation from Borrower pursuant to SECTION
       2.6 and

              (ii) in every other case, such assignor Lender has furnished notice to, but not obtained the consent of, Agent.

     10.12 ENTIRETY. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO, AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH BORROWER IS A PARTY MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING, SIGNED BY THE PARTIES HERETO.

     10.13 HEADINGS. Section headings are for convenience of reference only, and shall in no way affect the interpretation of this Agreement.

     10.14 SURVIVAL. All representations and warranties made by Borrower herein shall survive delivery of the Note and the making of the Loan.

     10.15 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of Lenders and Borrower, do any of the following: (a) increase Commitments of Lenders or subject Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable to Lenders (but not Agent) hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable to Agent or Lenders hereunder; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for Lenders or any of them to take any action under this Agreement; (e) change any provision contained in this
SECTION 10.15; or (f) release any material portion of the Collateral, except in accordance with the relevant Loan Document. Notwithstanding anything to the contrary contained in this SECTION, no amendment, waiver, or consent shall be made with respect to SECTION 9 without the prior written consent of Agent.

     10.16 NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall any Loan Document or any course of conduct by any party hereto be construed to make or render Agent or Lenders, or any of their officers, directors, agents, or employees liable (i) to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or (ii) for debts or claims accruing to any such Persons against Borrower.





REVOLVING CREDIT AGREEMENT             48

     10.17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     10.18 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     10.19 CONFIDENTIALITY. Subject to SECTION 10.16, Agent and Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as confidential by Borrower or any other Company in confidence in accordance with Agent's and Lenders' customary procedures for handling confidential information of this nature, and in accordance with safe and sound banking practices; provided, however, that Agent or Lenders may make any disclosure thereof as is reasonably required by a bona fide potential assignee or participant, or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or as may be necessary in order to properly enforce Agent's or Lenders' rights and remedies following an Event of Default.

     10.20 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S. D/B/A ENDISPUTE, INC. ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES, IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

              (a) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION, AND ADMINISTERED BY J.A.M.S., WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

              (b) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (ii) BE A WAIVER BY LENDER OF THE PROTECTION AFFORDED TO





REVOLVING CREDIT AGREEMENT             49

       IT BY 12 U.S.C. Section 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SET-OFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING, OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT AGENT'S OR LENDERS' OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE.
       NEITHER THIS EXERCISE OF SELF HELP REMEDIES, NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL, CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]





REVOLVING CREDIT AGREEMENT             50

                 SIGNATURE PAGES TO REVOLVING CREDIT AGREEMENT
                   DATED AS OF NOVEMBER 14, 1996, EXECUTED BY
             UNITED DENTAL CARE, INC., NATIONSBANK OF TEXAS, N.A.,
            AS AGENT FOR THE LENDERS DEFINED THEREIN, AND THE LENDERS


       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



Address for Notice:                   UNITED DENTAL CARE, INC.,
                                      a  Delaware corporation, as Borrower
14755 Preston Road
Suite 300                             By:        /s/ Mark E. Pape
Dallas, Texas 75240                       --------------------------------------
Attn: Mr. Mark Pape                       Name:      Mark E. Pape
Telecopy No.:  (972) 960-7782                  ---------------------------------
                                          Title:     Senior Vice President
                                                --------------------------------






REVOLVING CREDIT AGREEMENT

                 SIGNATURE PAGES TO REVOLVING CREDIT AGREEMENT
                   DATED AS OF NOVEMBER 14, 1996, EXECUTED BY
             UNITED DENTAL CARE, INC., NATIONSBANK OF TEXAS, N.A.,
           AS AGENT FOR THE LENDERS DEFINED THEREIN, AND THE LENDERS



Address for Notice:                   NATIONSBANK OF TEXAS, N.A., as Agent and a
                                      Lender

901 Main Street, 7th Floor            By:       /s/ Sueanna Miranda
P.O. Box 831000                           --------------------------------------
Dallas, Texas  75283-1000                 Name:     Sueanna Miranda
Attn: Sueanna Miranda                          ---------------------------------
Telecopy No.:  (214) 508-3140             Title:    Vice President
                                                --------------------------------

Applicable Lending Office             Commitment:  $35,000,000.00
for Base Rate Advances:

901 Main Street, 7th Floor
P.O. Box 831000
Dallas, Texas  75283-1000

Applicable Lending Office
for Eurodollar Advances:

901 Main Street, 7th Floor
P.O. Box 831000
Dallas, Texas  75283-1000





REVOLVING CREDIT AGREEMENT

                                    EXHIBITS

Exhibit A - Form of Assignment and Acceptance
Exhibit B - Form of Revolving Credit Note
Exhibit C - Form of Notice of Borrowing
Exhibit D - Notice of LC
Exhibit E - Form of Pledge Agreement
Exhibit F - Opinion of Counsel



                                    SCHEDULES

Schedule 5.7     -  Indebtedness
Schedule 5.11    -  Litigation
Schedule 5.14    -  Subsidiaries
Schedule 5.16-1  -  Compliance Disclosures
Schedule 5.16-2  -  Governmental Authorizations





REVOLVING CREDIT AGREEMENT

                                   EXHIBIT A

                       FORM OF ASSIGNMENT AND ACCEPTANCE

       This Assignment and Acceptance (the "ASSIGNMENT AND ACCEPTANCE") is made as of _________________, 199______ (the "EFFECTIVE DATE"), between ___________
("ASSIGNOR") and __________________  ("ASSIGNEE").

       Reference is made to that certain Revolving Credit Agreement dated as of November 14, 1996 (the "CREDIT AGREEMENT") among United Dental Care, Inc. ("BORROWER"), NationsBank of Texas, N.A., a national banking association, as Agent for the Lenders defined therein (the "LENDERS"), and Lenders. This Assignment and Acceptance is executed and delivered pursuant to, and as contemplated in, the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

       Assignor and Assignee hereby covenant and agree as follows:

       1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, $ __________________ of Assignor's Commitment and Principal Debt, representing a Pro Rata Part of the Commitments and Principal Debt of _____% as of the Effective Date. The foregoing interest for all events and circumstances shall be deemed such Assignee's Pro Rata Part (in addition to any other Pro Rata Part of Assignee, if any) in the Commitments, the Principal Debt, the Loan Documents, and all payments made to or received from Borrower pursuant to the Loan Documents and is subject to the terms and conditions provided in the Loan Documents.

       2. Assignor (a) hereby represents and warrants to Assignee that Assignor is the legal and beneficial owner of the Pro Rata Part being assigned by it hereunder and such interest is free and clear of any adverse claim, and
(b) hereby represents and warrants that as of the date hereof the Pro Rata Part in the Commitments and the Principal Debt being assigned hereunder is _______ % without giving effect to assignments that are not yet effective.

       3. Assignee hereby confirms and acknowledges that, except as specifically set forth herein, Assignor: (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents, or any other instrument or document furnished pursuant thereto; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other person or entity which is a party to any of the Loan Documents (collectively, "OTHER PARTY"); and (c) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by Borrower or any Other Party of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto.

       4. Assignee hereby: (a) confirms that it has received a copy of the Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon Assignor or any other counterparty and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.





EXHIBITS - PAGE 1

       5. Assignee hereby: (a) appoints and authorizes Agent under the Loan Documents to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms of the Loan Documents; and (b) agrees with Assignor for the benefit of Agent and Borrower that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a counterparty (including, without limitation, the obligation to make payments pursuant to the Loan Documents) and that it shall be liable directly to Assignor, Agent, Borrower and, as provided in the Credit Agreement, to each Lender for the performance of such obligations.

       6. If Assignee is organized under the laws of a jurisdiction outside the United States, it hereby represents and agrees that it has delivered or will within three (3) days after the date of the execution of this Agreement deliver to Assignor and the Administrative Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify Assignee's exemption from United States withholding taxes with respect to any payment or distributions made or to be made to Assignee with respect to the Loan Documents.

       7. As of the Effective Date, (a) Assignee shall be a party to the Loan Documents and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a counterparty thereunder, and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations in the Loan Documents with respect to the Pro Rata Part being assigned hereunder.

       8.     Assignee hereby represents and warrants as of the Effective Date:
(a) Assignee has all necessary corporate power and authority to purchase and own the interest being assigned to it hereunder, and has all necessary corporate power and authority to perform all its obligations with respect to this Assignment and Acceptance; (b) the execution and delivery of this Assignment and Acceptance and all other instruments and documents executed in connection herewith have been duly authorized by all requisite corporate action of Assignee; and (c) no approval, authorization, order, license, or consent of, or registration or filing with, any Governmental Authority or other person is required in connection with this Assignment and Acceptance.

       9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the conflict of laws principles thereof.

       10. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       11. Assignee's address for notices and payments under the Agreement and this Assignment and Acceptance are set forth in SCHEDULE 1 attached hereto and made a part hereof. Assignee may by notice in accordance with the Credit Agreement to Assignor, the Administrative Agent and Borrower change the





EXHIBITS - PAGE 2
address or telex number or facsimile number at which notices, communications and payments are to be given to it.


                                           ASSIGNOR:


                                           -------------------------------------

                                           By:
                                               ---------------------------------
                                           Title:
                                                  ------------------------------
                                           ASSIGNEE:


                                           -------------------------------------

                                           By:
                                               ---------------------------------
                                           Title:
                                                  ------------------------------



ACCEPTED BY AGENT
THIS _____ DAY OF ___________________


AGENT:

NATIONSBANK OF TEXAS, N.A.

By:
    ---------------------------------------
    Name:
          ---------------------------------
    Title:
          ---------------------------------





EXHIBITS - PAGE 3

                                   SCHEDULE 1

                                       TO

                           ASSIGNMENT AND ACCEPTANCE

                 ADDRESS FOR NOTICES AND ACCOUNTS FOR PAYMENTS



Address:
                     --------------------------

                     --------------------------

                     --------------------------

Account for Payments:
Account No.:
                     --------------------------
Attention:
                     --------------------------
Reference:
                     --------------------------
Depositary:
                     --------------------------

                     --------------------------

                     --------------------------

Applicable Lending
Office - Base Rate
Advances:
                     --------------------------

                     --------------------------

                     --------------------------

Applicable Lending
Office - Eurodollar
Advances:
                     --------------------------

                     --------------------------

                     --------------------------





EXHIBITS - PAGE 4

                                   EXHIBIT B

                                    FORM OF
                             REVOLVING CREDIT NOTE


$                                 Dallas, Texas         As of             , 1996
 --------------------                                         ------------


       1. FOR VALUE RECEIVED, UNITED DENTAL CARE, INC., a Delaware corporation ("MAKER"), hereby unconditionally promises to pay to the order of __ ________________________________________________________________ ("PAYEE"),
at the address of Agent (defined below) set forth in the Credit Agreement defined below, the sum of _________________________ Dollars ($
_________________________ _____) (or, if less, so much thereof as may be advanced), in lawful money of the United States of America. Capitalized terms not defined herein shall have the meaning assigned to those terms in the Credit Agreement.

       2. The unpaid principal amount of, and accrued unpaid interest on, this Note is payable in accordance with the Credit Agreement.

       3. The unpaid principal balance advanced and outstanding hereunder shall bear interest from the date of advance until maturity at the rate per annum provided in the Credit Agreement that is selected by Maker pursuant to the Credit Agreement. The interest rate specified in this section is subject to adjustment under the circumstances described in the Credit Agreement. Interest shall be computed in the manner provided in the Credit Agreement.

       4. Notwithstanding any provision contained in this Note or any other document executed or delivered in connection with this Note or in connection with the Credit Agreement, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if Payee ever receives, collects or applies as interest any such excess, then the amount that would be excessive interest shall be applied to reduce the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full by that application, then any remaining excess shall promptly be paid to Maker. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout that term.

       5. This Note has been executed and delivered pursuant to a Revolving Credit Agreement (as modified, amended, renewed or extended, the "CREDIT AGREEMENT") dated as of November 14, 1996, executed by and between Maker, NationsBank of Texas, N.A., as Agent (together with any successor or assigns, the "AGENT"), Payee, and each of the Lenders defined therein, and is one of the "Notes" referred to therein, and the holder of this Note is entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of (a) the obligation of Payee to advance funds hereunder, (b) the prepayment rights and obligations of Maker, and (c) the events upon which the maturity of this Note may be accelerated.





EXHIBITS - PAGE 5

       6. If the principal of, or any installment of interest on, this Note becomes due and payable on a day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day. If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, then Maker shall pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder of this Note. All past due principal of, and to the extent permitted by applicable law, interest on this Note shall bear interest until paid at the rate provided in the Credit Agreement.

       7. Except as expressly provided in the Credit Agreement, Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

       8. All Advances made by Payee, the respective Interest Periods thereof (if applicable), and all repayments of the principal thereof may be recorded by Payee and, before any transfer hereof, endorsed by Payee on the schedule attached hereto, or on a continuation of the schedule attached to and a part hereof, provided that the failure of Payee to record any endorsement shall not affect the obligation of Maker hereunder or under the Credit Agreement.

       9. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.



                                           UNITED DENTAL CARE, INC.,
                                           a Delaware corporation


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------





EXHIBITS - PAGE 6

                                   EXHIBIT C

                              NOTICE OF BORROWING

       1. SUBMISSION PURSUANT TO CREDIT AGREEMENT. This Notice of Borrowing is executed and delivered by United Dental Care, Inc., a Delaware corporation ("BORROWER"), to NationsBank of Texas, N.A., as Agent (the "AGENT"), pursuant to SECTION 2.3 of the Credit Agreement dated as of November 14, 1996, between Borrower, Agent, and each of the Lenders defined therein (the "AGREEMENT"). Any capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

       2. REQUEST FOR ADVANCE. Borrower hereby requests that Lenders make an Advance to Borrower pursuant to the Agreement as follows:

              A.     BASE RATE BORROWING.


                     (i)    Amount of Base Rate Borrowing:
                                                                ----------------
                            (minimum of $1,000,000.00, or a greater integral multiple of $500,000.00).

                                   [ ]     Borrowing

                                   [ ]     Rollover/Conversion

                     (ii)   Date of Borrowing or Rollover/Conversion
                            of Existing Borrowing:
                                                                ----------------


              B.     EURODOLLAR BORROWING.

                     (i)    Amount of Eurodollar Borrowing:
                                                                ----------------
                            (minimum of $1,000,000.00, or a greater integral multiple of $500,000.00).

                                   [ ]     Borrowing

                                   [ ]     Rollover/Conversion

                     (ii)  Date of Borrowing or Rollover/Conversion
                           of Existing Borrowing:
                                                                ----------------

                     (iii)  Interest Period:
                                                                ----------------
                            day/months (one, three, or six months).





EXHIBITS - PAGE 7

       3. REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS. Borrower hereby represents, warrants, and certifies to Agent and Lenders that, as of the date of the Advance requested herein:

              (a)    there exists no Potential Default or Event of Default;

              (b) the Companies have performed and complied with all agreements and conditions contained in the Agreement that are required to be performed or complied with by the Companies; and

              (c) the representations and warranties of a continuing nature contained in the Agreement and each of the other Loan Documents are true and correct in all material respects (except to the extent that they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by the Credit Agreement), with the same force and effect as though made on and as of the date of the Advance.

       4. PROCEEDS OF BORROWING. Agent is authorized to deposit the proceeds of the Advance requested hereby, other than an Advance constituting a rollover or conversion of an existing Advance, to:____________________________
___________________________________.

       5. EXECUTION AUTHORIZED. This Notice of Borrowing is executed on ___________________, 19__, by a responsible officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.




                                   ------------------------------------
                                                                        of
                                   ------------------------------------
                                   United Dental Care, Inc., a Delaware
                                   corporation





EXHIBITS - PAGE 8

                                   EXHIBIT D

                                  NOTICE OF LC

       1. SUBMISSION PURSUANT TO CREDIT AGREEMENT. This Notice of LC is executed and delivered by United Dental Care, Inc., a Delaware corporation ("BORROWER"), to NationsBank of Texas, N.A., as Agent (the "AGENT"), pursuant to SECTION 2.2 of the Credit Agreement dated as of November 14, 1996, between Borrower, Agent, and each of the Lenders defined therein (the "AGREEMENT"). Any capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

       2. REQUEST FOR LC. Borrower hereby requests the issuance of an LC under the LC Subfacility, and in that connection sets forth below the terms on which such LC is requested to be issued:


              A.     Face amount of the LC:                     $
                                                                 -------------

              B.     Date on which the LC is to be
                     issued (a Business Day):
                                                                --------------

              C.     Expiration date of the LC:
                                                                --------------

Accompanying this notice is a duly executed and properly completed LC Agreement in the form requested by Agent, together with the payment of any LC fees due and payable pursuant to the Credit Agreement.

       3. REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS. Borrower hereby represents, warrants, and certifies to Agent and Lenders that, as of the date of the Advance requested herein:

              (a)    there exists no Potential Default or Event of Default;

              (b) the Companies have performed and complied with all agreements and conditions contained in the Agreement that are required to be performed or complied with by the Companies; and

              (c) the representations and warranties of a continuing nature contained in the Agreement and each of the other Loan Documents are true and correct in all material respects (except to the extent that they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by the Credit Agreement), with the same force and effect as though made on and as of the date of the Advance.

       4. EXECUTION AUTHORIZED. This Notice of LC is executed on ___________________, 19___, by a responsible officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.



                                           ---------------------------------
                                                                             of
                                           ---------------------------------
                                           United Dental Care, Inc., a Delaware
                                           corporation





EXHIBITS - PAGE 9